                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                   [200 Park Avenue, New York, New York 10166]

Metropolitan Life Insurance Company ["MetLife"] certifies that the benefits as described herein are provided under and subject to the terms and conditions of the Group Policy.

The Covered Person named on the Certificate Specifications page is insured on the Effective Date of Certificate.

                                METROPOLITAN LIFE INSURANCE COMPANY,[


                                /s/  C. Robert C. Henrikson
                                ------------------------------------------------
                                C. Robert C. Henrikson
                                Chairman, President and Chief Executive Officer]

[Employer: A.B.C. Company                            Group No.: XXXX
Policyholder: XYZ Bank and Trust Company, Trustee    Group Policy No.: XXXX

                     Group Variable Universal Life Insurance

This Certificate includes flexible premiums, adjustable benefits, group life insurance until age [95] and a paid-up benefit option at any time.

THE CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION ON PAGE 10.

THE CASH VALUE IN THE FIXED ACCOUNT WILL BE CREDITED WITH INTEREST AT A GUARANTEED RATE SHOWN ON PAGE 9. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE FIXED ACCOUNT PROVISION ON PAGE 9.

THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT, OR BOTH MAY BE VARIABLE OR FIXED AS DESCRIBED IN THIS CERTIFICATE.

                                Non-Participating

Right to Examine Certificate - Please read this Certificate. You may return this Certificate to Us within 20 days from the date You receive it or within 45 days after the date You enroll for This Plan, whichever period ends later. If You return it within this period, this Certificate will be void from the beginning and we will refund any premiums You have paid. (Investment gain or loss, if any, will not be factored into the refund.)]

Form G.24300(2003)                       1

                                TABLE OF CONTENTS

                                                     Page(s)
                                                     ------
[CERTIFICATION....................................    Cover

CERTIFICATE SPECIFICATIONS........................     3,4

I.      DEFINITIONS OF CERTAIN TERMS USED HEREIN..     5-6

II.     PAYMENT WHEN YOU DIE......................     7,8

III.    MONTHLY DEDUCTION.........................     8,9

IV.     FIXED ACCOUNT.............................    9,10

V.      SEPARATE ACCOUNT..........................   10-12

VI.     RIGHT TO CHANGE ALLOCATION................      12

VII.    PAYMENTS DURING YOUR LIFETIME.............   12-14

VIII.   PREMIUMS..................................   15-17

IX.     TERMINATION/PORTABILITY...................   17-19

X.      BENEFICIARY...............................   19,20

XI.     RIGHT TO OBTAIN A PERSONAL POLICY
           OF LIFE INSURANCE ON YOUR OWN LIFE.....   20,21

XII.    IF YOU ARE AGE 70 OR OLDER OR RETIRED.....      22

XIII.   PAID-UP BENEFITS..........................   22,23

XIV.    GENERAL PROVISIONS........................   23-26

XV.     TABLE OF GUARANTEED MAXIMUM RATES FOR
           EACH $1,000 OF INSURANCE...............      27

XVI.    NOTICES...................................      28]

Form G.24300(2003)                       2

                 CERTIFICATE SPECIFICATIONS AS OF [May 1, 2007]

[EMPLOYER..............................................                                                    ABC COMPANY

GROUP IDENTIFICATION NUMBER............................                                              0012345-0000-0000

COVERED PERSON.........................................                                                       JOHN DOE

OWNER'S NAME & ADDRESS                                    JOHN DOE
                                                          123 MAIN STREET
                                                          ANYTOWN, USA 00000

INSURED'S NAME ........................................                                                       JOHN DOE

PLAN...................................................                                  GROUP VARIABLE UNIVERSAL LIFE

CERTIFICATE NUMBER.....................................                                            12345-123-45-6789-0

EFFECTIVE DATE OF CERTIFICATE..........................                                                    May 1, 2007

PLAN ANNIVERSARY DATE..................................                                                          May 1

COVERED PERSON'S DATE OF BIRTH.........................                                                    May 1, 1960

FINAL DATE OF CERTIFICATE..............................                           CERTIFICATE ANNIVERSARY AT AGE [95]*

DEATH BENEFIT..........................................                                                       Option B

SPECIFIED FACE AMOUNT OF INSURANCE (SPECIFIED AMOUNT)..                                                  $100,000.00**

MINIMUM SPECIFIED FACE AMOUNT                             An amount equal to one times the Insured's basic annual
                                                          earnings, as determined by the Employer, but not less than
                                                          $10,000.

SEPARATE ACCOUNT                                                                                                    B

GUARANTEED INTEREST RATE FOR FIXED ACCOUNT                                                                  3% A Year

CHARGES:

      Premium Expense Charges                                                           3.25% of each premium payment

      Administration Charges                                                                          $3.50 per month

      Maximum Surrender Charge                                                                                 $1,000

      TRANSFER CHARGE                                                                                    See Page 12]

Form G.24300(2003)                       3

[PLANNED PREMIUM                       $75.00 per month

MINIMUM PREMIUM                        $31.25 per month

GUIDELINE ANNUAL PREMIUM               $7,287.

ADDITIONAL COVERAGES

   RIDER                               BENEFIT AMOUNT
   -----                               --------------

   DEPENDENT LIFE BENEFITS

      SPOUSE                           $ 50,000

      EACH CHILD                       $ 10,000

   ACCIDENTAL DEATH BENEFITS

      COVERED PERSON                   $100,000

      SPOUSE                           $ 50,000

   ACCIDENTAL DEATH OR DISMEMBERMENT

      COVERED PERSON                   $100,000

      SPOUSE                           $ 50,000

   ACCELERATED BENEFITS

      COVERED PERSON                   $ 50,000

      SPOUSE                           $ 25,000

   WAIVER OF MONTHLY DEDUCTION DURING TOTAL DISABILITY

* This Certificate will terminate prior to this date if premiums paid are not sufficient to continue this certificate in force to this date. See Continuation of Insurance, Subsection 5. of Section VIII.

**   May Be Subject to Reductions. See Section XII.

THIS CERTIFICATE SPECIFICATIONS PAGE RELATING TO THE BENEFITS UNDER THIS PLAN REPLACES ANY PRIOR CERTIFICATE SPECIFICATIONS PAGE THAT HAS BEEN DELIVERED TO YOU AND SUCH PRIOR CERTIFICATE SPECIFICATIONS PAGE IS VOID.]

Form G.24300(2003)                       4

                   I. DEFINITIONS OF CERTAIN TERMS USED HEREIN

This Plan provides Insurance through flexible premium payments. Net Premiums are credited at Your option to either a fixed interest account ("Fixed Account") or a multifunded separate account ("Separate Account") or both. Interest will be credited to the Cash Value in the Fixed Account. The Cash Value in the Separate Account will vary with investment experience. The cost of insurance and other charges will be deducted each month on a pro-rata basis from the Fixed Account and the Separate Account.

To make this Certificate clear and easy to read, We have left out many cross-references and conditional statements. Therefore, the provisions of the Certificate must be read as a whole. For example, Our payment of the insurance proceeds (see page [7]) depends upon the payment of sufficient contributions [(see pages 3-4 and 15-17)].

To exercise Your rights, You should follow the procedures stated in the Certificate. If You want to request a payment, change the allocations of Net Premiums and/or Cash Value, [adjust the death benefit,] change a beneficiary, change an address or request any other action by Us, You should do so on the forms prepared for each purpose. You can get these forms from [Our Administrative Office].

[Cash Surrender Value means the Cash Value less:

(a)  any loan and loan interest; and

(b)  any applicable Surrender Charge; and

(c)  any Monthly Deduction which is due and unpaid.

"Cash Value" is the sum of: (a) the value in the Fixed Account; (b) the value in each Investment Division of the Separate Account; and (c) the value in the Loan Account.

Effective Date of Certificate is the date on which insurance coverage on the Covered Person takes effect.

Certificate Years and Certificate Anniversaries are measured from the Plan Anniversary Date. For example, if the Effective Date of Certificate is the same as the Plan Anniversary Date of May 1, 2007, the first Certificate Year ends April 30, 2008. The first Certificate Month ends May 31, 2007, the first Monthly Anniversary is June 1, 2007, and the first Certificate Anniversary is May 1, 2008. If the Effective Date of Certificate is January 1, 2008 and the Plan Anniversary Date is May 1, 2007, the first Certificate Year ends April 30, 2008. The first Certificate Month ends January 31, 2008, the first Monthly Anniversary is February 1, 2008, and the first Certificate Anniversary is May 1, 2008.

"Change in Family Status," means a change in the number of Your family members because of marriage, divorce or the addition of a child. The purchase of a home will be considered a Change in Family Status for This Plan.

Child includes:

     (a)  Your natural child;

     (b) a child who is supported solely by You and permanently living in the home of which You are the head;

     (c)  a child who is legally adopted; and

     (d)  a stepchild who lives in Your home.

"Competing Plan" means any other life insurance plan, as determined by Us, which is offered to employees of the Employer and for which a majority of the employees who are eligible under This Plan are eligible.

"Fixed Account" is the account under This Plan to which We will add the payments that You allocate to the Fixed Account and to which We will credit certain fixed rates of interest. The Fixed Account is part of Our general account.

"Gross Single Premium" means the total premium required to be paid to fund a Paid-up Benefit under the Certificate.

"Investment Division" means a part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company or companies. Each class of stock represents a separate portfolio in an investment company.]

Form G.24300(2003)                       5

["Investment Start Date" means the date the first Net Premium is applied to the Fixed Account and/or Separate Account. It is the later of: (1) the Effective Date of the Certificate; and (2) the date We receive the first Net Premium at Our Administrative Office.

"Loan Account" is the account to which We transfer a portion of the Cash Value from the Fixed Account and the Separate Accounts that will serve as collateral for the loan.

"Net Premium" means premiums received less any Premium Expense Charges.

"Net Single Premium" means the Gross Single Premium less any other charges for expenses.

"Normal Retirement Date" means the first day of the month following Your 65th birthday.

"Payroll Deduction Plan" means the procedure for making premium contributions with deductions from Your salary.

"Policyholder" means XYZ Bank and Trust Company, N.A., Trustee.

"Proof" means Written evidence satisfactory to Us that a person has satisfied the conditions and requirements for any benefit described in this certificate including the payment of insurance. When a claim is made for any benefit payment described in this certificate, Proof must establish:

     (a)  the nature and the extent of the loss or condition;

     (b)  Our obligation to pay the claim; and

     (c)  the claimant's right to receive payment.

     When a claim is made for continuation of coverage under the Waiver of Monthly Deduction Rider, Proof must establish:

     (a)  the nature and extent of the condition; and

     (b)  Our obligation to continue coverage.

"Separate Account" is the account under This Plan to which We will add the payments that You allocate to any of the Investment Divisions in the Separate Account. The particular Separate Account for this Certificate is indicated on the Certificate Specifications page.

"Signed" means any symbol or method executed or adopted by a person with the present intention to authenticate a record, which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

"This Plan" means the Group Variable Universal Life Insurance Plan for employees of the Employer provided under the Group Policy issued by Us to the Policyholder.

"Valuation Date" means each day on which there is enough trading in a portfolio's securities that the current value of its shares could be materially affected. In general, Valuation Dates will be days when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Date, as long as the basis is not inconsistent with applicable laws.

"Valuation Period" means the period between successive Valuation Dates starting at 4:00 P.M. New York City time, on each Valuation Date and ending at 3:59 P.M., New York City time, on the next Valuation Date. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the basis is not inconsistent with applicable laws.

"We", "Us" and "Our" mean Metropolitan Life Insurance Company ("MetLife").

"Written" or "Writing" means a record which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

"You" and "Your" mean the Covered Person named on the Certificate Specifications page.]

Form G.24300(2003)                       6

                            II. PAYMENT WHEN YOU DIE

1.   COVERAGE

If You die before [the earlier of] the Final Date of Certificate [and the date You elect Paid-up Benefits,] We will pay:

     The Death Benefit in effect on Your life at the time of death;

          MINUS

     Any loan and loan interest;

          MINUS

     Any due and unpaid Monthly Deductions accruing during a Grace Period;

to the Beneficiary after We receive Proof of Your death and a proper Written claim.

2.   DEATH BENEFIT

[The Death Benefit is either (1) or (2) below, but in no event less than the Minimum Death Benefit. The option chosen is set forth on the Certificate Specifications page. .

(a)  Option A:   The amount of Death Benefit is fixed at the Specified Amount set forth on the Certificate Specifications page, subject to any Partial Cash Withdrawal You may have taken (see page 12).
                 It is composed of two parts - Insurance and the Cash Value. The amount of Insurance varies depending upon the Cash Value. To determine the amount of Insurance You subtract the Cash Value from the amount of Death Benefit.

(b)  Option B:   The amount of Death Benefit varies. It is composed of two parts
                 - Insurance and the Cash Value. The amount of Insurance is fixed at the Specified Amount set forth on the Certificate
                 Specifications page regardless of the Cash Value. The Cash
                 Value is added to the amount of Insurance to determine the amount of Death Benefit.]

3.   MINIMUM DEATH BENEFIT

In no event will the Death Benefit be less than the amounts described below, nor will the Death Benefit be less than the minimum amount needed for this Certificate to qualify as life insurance under federal income tax law and Internal Revenue Service Rules which apply.

                        Minimum Death Benefit
[Your Age on the Date   as a Percentage of the
of Death                      Cash Value
---------------------   ----------------------
40 or younger                     250%
45                                215
50                                185
55                                150
60                                130
65                                120
70                                115
75                                105
80                                105
85                                105
90                                105
95 or older                       100]

Form G.24300(2003)                       7

[The Minimum Death Benefit will decrease uniformly within the age ranges shown. "Your Age on the Date of Death" means the Covered Person's age at last birthday as of the beginning of the Certificate Year.]

4.   DEATH BENEFIT ADJUSTMENT

     [At any time after the first Certificate Year while this Certificate is in force, You may change the Death Benefit option or change (either increase or decrease) the Specified Amount, in accordance with the terms of This Plan on a date determined by the Employer, subject to the following:

     (a) In the event of a change in the Death Benefit option, We will change the Specified Amount as needed so that on the effective date of the change the amount of the Death Benefit will remain the same. Evidence of insurability may be required.

     (b)  The Specified Amount may not be reduced to less than $10,000.

     (c) For any change which would increase the Specified Amount, You must provide evidence of Your insurability satisfactory to Us, except if You are paying under the Payroll Deduction Plan and such change is being requested due to:

          (1)  a Change in Family Status and is $50,000 or less; or

          (2) an increase in Your salary provided You have not previously declined any such increase in Your Specified Amount.

          Any increase in Your Specified Amount will be a multiple of Your salary, in accordance with the schedule set forth with the records of This Plan. Such increase may not be more than the maximum specified amount that is filed with the records for This Plan.

     (d) A request for a change in the Specified Amount will take effect on the first of the month which coincides with or next follows:

          (1) if evidence of insurability is required, the date We approve the request; or

          (2) if evidence of insurability is not required, the date of the request, provided, if the request is due to an increase in Your salary, You are in active work with the Employer on such first of the month indicated above. If You are not in active work on such date, the change will take place on the first of the month following the date You return to active work with the Employer.

     (e) We will provide a written notice confirming this change. We may require that You send Us this Certificate to make the change.

     Federal regulatory requirements potentially impact adjustments to the Specified Amount. In that circumstance We will notify You of Your options. We may return that portion of the Cash Value needed to meet those requirements.]

                             III. MONTHLY DEDUCTION

The deduction for any Certificate Month is the sum of the following amounts, determined as of the beginning of that month.

     .    The monthly cost of the Insurance (See Cost of Insurance [below).

     .    Any Administration Charges.

     .    The monthly cost of any benefits provided by riders.]

The Monthly Deduction will be charged on a pro-rata basis to the Fixed Account and each Investment

Form G.24300(2003)                       8

Division of the Separate Account for each Certificate Month.

COST OF INSURANCE

The cost of the Insurance for any Certificate Month is equal to the monthly insurance rate multiplied by each $1,000 of Your Death Benefit less the Cash Value. Monthly Insurance rates will be set by Us from time to time. But these rates will never be more than the maximum rates shown in the table on page [27].

                                IV. FIXED ACCOUNT

The Cash Value in the Fixed Account on the Investment Start Date is equal to:

1. The portion of the initial Net Premium which has been paid and allocated to the Fixed Account;

          MINUS

2.   The portion of the first Monthly Deduction charged to the Fixed Account.

The Cash Value in the Fixed Account on any day after the Investment Start Date is equal to:

1. The value on the preceding day, with interest on such value at the currently applicable rates;

          PLUS

2. Any portion of Net Premium paid and allocated to the Fixed Account on that day;

          PLUS

3.   Any amount transferred to the Fixed Account on that day;

          PLUS

4.   Any loan repayments allocated to the Fixed Account on that day;

          MINUS

5. Any amount transferred from the Fixed Account to the Separate Account on that day;

          MINUS

6.   The portion of any cash withdrawal made from the Fixed Account on that day;

          MINUS

7. Any amount transferred from the Fixed Account to the Loan Account on that day;

          MINUS

8. The portion of any transfer charge allocated to the Cash Value in the Fixed Account;

          MINUS, IF THAT DAY IS A MONTHLY ANNIVERSARY,

9. The portion of the Monthly Deduction which is charged to the Fixed Account, to cover the Certificate Month which starts on that day[; however, in certain instances the Cash Value on a day that is a Monthly Anniversary will not reflect that charge until a day up to 45 days after the start of that Certificate Month.]

Form G.24300(2003)                       9

The guaranteed interest rate for the Fixed Account is [.00810%] a day, compounded daily. This is equivalent to a rate of [3%] a year compounded annually.

[We may declare rates of interest on the Fixed Account in excess of the Guaranteed Interest Rate For Fixed Account entry shown on the Certificate Specifications page.]

We will credit the guaranteed and any excess interest on every Valuation Date. Once credited, that interest will become part of the Cash Value in the Fixed Account from which Monthly Deductions are made. The Monthly Deduction will be charged against the most recent premiums paid (and transfers made) and interest credited thereto.

                               V. SEPARATE ACCOUNT

The Separate Account is an investment account established and maintained by Us, separate from Our general account or other separate investment accounts. It is used in connection with Variable Universal Life policies and certificates issued by MetLife.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business We conduct. We may from time to time transfer to Our general account assets in excess of such reserves and liabilities.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to Our other income, gains or losses.

The Separate Account will be valued at the end of each Valuation Period.

The Investment Divisions available for Your election are shown [on the enrollment form]. We may from time to time change the Investment Divisions. We will provide You with Written notice of all material details including investment objectives and all charges.

We reserve the right to make certain changes if, in Our judgment, they would best serve the interests of the owners of Certificates such as this one, or would be appropriate in carrying out the purposes of such Certificates. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, We will obtain Your approval of the changes and the approval of any appropriate regulatory authority.

Examples of the changes We may make include:

     . To operate the Separate Account in any form permitted under the Investment Company Act of 1940, or in any other form permitted by law.

     . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

     . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to the Fixed Account, or to add, combine, or remove Investment Divisions in the Separate Account.

     . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

     . To change the way We assess charges, but without increasing the aggregate amount charged to the Fixed Account and any currently available Investment Division of the Separate Account.

     . To make any other necessary technical changes in this Certificate in order to conform with any action this provision permits Us to take.

Form G.24300(2003)                       10

If any of these changes result in a material change in the underlying investments of an Investment Division in the Separate Account, We will notify You of such change. If You have Cash Value in that division, You may then make a new choice of Investment Divisions.

We use an index to measure changes in each Investment Division's investment experience during a Valuation Period. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the experience factor for the current period.

The "experience factor" for a Valuation Period in each division is calculated as follows:

(1) We take the net asset value per investment company share at the end of the current Valuation Period. We add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period. We subtract any per share charge for Our taxes and for any reserve for taxes.

(2) We divide (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

[(3) We subtract a charge of not more than .002454% for each day in the Valuation Period. This charge is to cover the expense and mortality risks that We are assuming and is equivalent to no more than 0.90% a year.]

The value in the Separate Account is the sum of the values in each of the Investment Divisions.

The value in each Investment Division of the Separate Account on the Investment Start Date is equal to:

1. The portion of the initial Net Premium which has been paid and is allocated to the Investment Division:

          MINUS

2. The portion of the first Monthly Deduction which is charged to the Investment Division.

The value in each Investment Division on subsequent Valuation Dates is equal to:

1. The value in the Investment Division on the preceding Valuation Date multiplied by the experience factor for the current Valuation Period;

          PLUS

2. Any Net Premium payments received during the current Valuation Period which are allocated to the Investment Division;

          PLUS

3. Any net amounts transferred to the Investment Division from the Fixed Account or from another Investment Division during the current Valuation Period;

          PLUS

4. Any loan repayments allocated to the Investment Division during the current Valuation Period;

          MINUS

5. Any amounts transferred from the Investment Division during the current Valuation Period;

          MINUS

Form G.24300(2003)                       11

6. The portion of any cash withdrawal from the Investment Division during the current Valuation Period;

          MINUS

7. Any amount transferred from the Investment Division to the Loan Account during that Valuation Period;

          MINUS

8. The portion of any transfer charge allocated to the value in the Investment Division;

     MINUS, IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD,

9. The portion of the Monthly Deduction charged to the Investment Division during the current Valuation Period to cover the Certificate Month which starts on that day[; however, in certain instances the cash value on a day that is a Monthly Anniversary will not reflect that charge until a day up to 45 days after the start of that Certificate Month].

                         VI. RIGHT TO CHANGE ALLOCATION

You can change the allocation of future Net Premiums among the Fixed Account and/or the Investment Divisions of the Separate Account. You must allocate at least [10%] of Net Premiums to each alternative You choose. Allocations must be in whole numbers. (For example, 33 1/3% may not be chosen.) You must notify us in writing of a change in the allocation. The change will take effect immediately upon receipt at Our Administrative Office.

You may also change the allocation of the Cash Value. To do this, You may transfer amounts among the Fixed Account and the Investment Divisions of the Separate Account at any time.

[Currently, there is no limit on the number of transfers and no charge for processing a transfer. However, We reserve the right to limit the number of transfers in a year to 12 or impose a transfer charge, not to exceed $25. If We decide to exercise any such change in practice, You will be notified 30 days in advance of the effective date of the change.]

The minimum transfer amount is the lesser of [$200] or the total amount in the Fixed Account or an Investment Division of the Separate Account. [The maximum amount that may be transferred from the Fixed Account in any Certificate Year is 25% of the largest amount in the Fixed Account over the last 4 Certificate Years (or less if Your participation in This Plan is less).

If such transfer would be to the disadvantage of other Certificateholders or if We are unable to purchase or redeem shares of any of the funds, We reserve the right to refuse a transfer or impose modifications on such transfer.]

                       VII. PAYMENTS DURING YOUR LIFETIME

1.   PAYMENT ON FINAL DATE OF CERTIFICATE

If the Insured is alive on the Final Date of Certificate [,and You do not ask Us in writing, prior to the Final Date, to continue the Certificate,] We will pay You the Cash Surrender Value. Coverage under this Certificate will then end.

[You may ask Us in writing to continue this Certificate after the Final Date, provided such request is received prior to the Final Date. If You do, the Death Benefit will be equal to the Cash Value. The Insurance proceeds will equal the Death Benefit minus any outstanding Certificate loan and loan interest.]

Form G.24300(2003)                       12

2.   SURRENDER OF CERTIFICATE

We will pay You all of the Cash Surrender Value after [We receive] Your request, in a format acceptable to Us, to surrender Your Certificate at [Our Administrative Office]. The Cash Surrender Value will be determined as of the most recent Valuation Date. If You request and are paid the full Cash Surrender Value, this Certificate and all of Our obligations under it will end. We may require that You return this Certificate with Your request before We pay You the full Cash Surrender Value.

3.   PARTIAL CASH WITHDRAWAL

[At any time You may request a Partial Cash Withdrawal. One Partial Cash Withdrawal per month may be taken] as long as the Partial Cash Withdrawal does not exceed the Maximum Partial Cash Withdrawal. Each Partial Cash Withdrawal must be at least [$200]. We will pay You the Partial Cash Withdrawal upon receipt of Your request at [Our Administrative Office]. The available Cash Surrender Value will be determined as of the next Valuation Date for requests received after [4:00 P.M. New York City time]. When a Partial Cash Withdrawal is made, We will reduce the Cash Surrender Value by the amount of the Partial Cash Withdrawal. [Unless requested otherwise, the withdrawal will be allocated on a pro-rata basis among the Fixed Account and each Investment Division of the Separate Account having Cash Value.]

The Maximum Partial Cash Withdrawal at any time is the Cash Surrender Value [less twice the amount of the Monthly Deduction] just prior to the Partial Cash Withdrawal [; except, that the maximum amount that may be withdrawn from the Fixed Account in any Certificate Year is the greater of $200 or 25% of the largest amount in the Fixed Account over the last 4 Certificate Years (or less if Your participation in This Plan is less).]

[Each Partial Cash Withdrawal is subject to an Administrative Charge equal to the lesser of $25.00 or 2% of the amount of the Partial Cash Withdrawal.]

[If Option A is in effect, the Specified Amount will automatically be reduced by the sum of the amounts above. If the Specified Amount would be reduced to less than $10,000, or to a level where the premiums already paid would exceed then current Internal Revenue Limits, We will contact You to determine if You want to cancel the request, withdraw a smaller amount, or surrender the Certificate.]

[4.  SURRENDER CHARGES

If, within the first 5 Certificate Years, You surrender this Certificate or this Certificate ends because the Grace Period expires, We will deduct a surrender charge from the Cash Value. The Maximum Surrender Charge is stated in the Certificate Specifications page.

The surrender charge will be the total of:

     26.65% of the premiums paid up to one guideline annual premium

          PLUS

     5.65% of the premiums paid which are greater than one guideline annual premium, but will not exceed the Maximum Surrender Charge stated in the Certificate Specifications page.]

[5.] LOAN

You may get cash by taking a loan upon assignment of the Certificate as sole security. If there is an existing loan, You can increase it.

The maximum amount available for a new or increased loan will be [85% of the Cash Surrender Value.]

The smallest amount You can borrow at any one time is [$200.]

Form G.24300(2003)                       13

[The loan will be allocated on a pro-rata basis among the Fixed Account and each Investment Division of the Separate Account having Cash Value].

Loan interest is charged daily [at the rate of 8% a year, and is due at the end of each Certificate Year.] Interest not paid will be added to the loan principal. It will be added as of the due date and will be charged interest at the same rate as the rest of the loan. [It will be deducted on a pro-rata basis from the Fixed Account and each Investment Division of the Separate Account having Cash Value and will be transferred to the Loan Account.] The amount transferred will be treated as an increase in the loan.

[6.] LOAN REPAYMENT

You may repay all or part of a loan at any time while the Insured is alive and this Certificate is in force. You must tell [Us] when You make a payment if the payment is intended as a loan repayment rather than a premium payment. [A loan repayment may not be made through the Payroll Deduction Plan.] When loan principal repayments are received, a corresponding amount will be transferred from the Loan Account to the Fixed Account and Investment Divisions proportionate to the most recent premium allocation.

[7.] EFFECT OF A LOAN ON THE CASH VALUE

When a loan is made, the value in each Investment Division of the Separate Account equal to the portion of the Certificate loan allocated to each Investment Division will be transferred to a Loan Account within the General Account. The value in the Fixed Account equal to the portion of the loan allocated to that Account will also be transferred to the Loan Account.

Amounts in the Loan Account will be credited with interest [at a rate We set but never less than 3%.] Interest credited to amounts in the Loan Account will be allocated at least once a year among the Fixed Account and the Investment Divisions of the Separate Account in the same proportions as Net Premiums are then being allocated.

[8.] DEFERMENT

We reserve the right to defer calculation and payment of benefits in the following circumstances:

1. If Your Certificate is in force with a value in the Separate Account, it will generally not be practical for Us to determine the investment experience of the Separate Account during any period when the New York Stock Exchange is closed for trading (except for customary Weekend and holiday closings), or when the Securities and Exchange Commission restricts trading or determines that an emergency exists. In such a case and with respect to the Separate Account, We reserve the right to defer calculating and effecting these transactions:

     a.   payment of a cash withdrawal value;

     b.   payment of the Cash Surrender Value upon surrender of Your
          Certificate;

     c.   payment of a loan except for a loan to pay a premium to Us;

     d. a change in the allocation among the Investment Divisions of the Separate Account; and

     e.   payment of the Death Benefit.

2. If Your Certificate is in force with a value in the Fixed Account, We may defer paying a cash withdrawal value or the Cash Surrender Value from that account for up to 6 months from the date [We receive] a request for payment. If We delay for [30] days or more, interest will be paid at a rate not less than [3%] a year.

3. We may delay making a loan from the Fixed Account, except for a loan to pay a premium to Us, for up to 6 months from the date You request the loan.

Form G.24300(2003)                       14

                                 VIII. PREMIUMS

1.   PAYMENTS

[Premium contributions for this Certificate will be payable each month under the Payroll Deduction Plan. Under this plan, premium contributions will be sent to Us monthly by the Employer. These payments will be made with deductions from Your salary. However, You may be considered to be on the Payroll Deduction Plan under procedures, which are agreed upon by Us, and Your Employer.

This Payroll Deduction Plan procedure will end for You if:

(a)  Your employment ends; or

(b)  The Employer sends Us a written request to end this procedure for You.

(c) This Plan ends or is changed to end the benefits for the class or classes of employees of which you are a member.

If this procedure ends for You while Your Insurance is in force, further premium contributions will be payable directly to Us based on Your new classification and according to the mode of premium payments that has been selected. See
Section IX.]

The amount of Your premium contributions may be changed from time to time.

Other premiums may be paid at any time while the Insurance is in force and before the Final Date of Certificate and in any amount, subject to the limits described below.

[If You are not paying under the Payroll Deduction Plan, We will send You premium notices.]

If the Cash Value is large enough to keep Your Insurance in force You may skip premium contributions or change their frequency and amount. [However, the flexibility of premium contributions may be restricted when You retire. See
Section XII page 22.]

2.   LIMITS

The first premium may not be less than the Planned Premium shown on the Certificate Specifications page.

Each premium payment other than a Planned Premium must be at least [$20]. We may change this minimum payment limit. No change will take effect until 90 days after notice is sent.

[We reserve the right not to accept a premium payment other than a Planned Premium for up to 6 months from the date a Partial Cash Withdrawal is paid to You, except We will accept a premium payment required to keep the Insurance in force.]

The total premiums paid in a Certificate Year may not exceed the maximum We set for that year. When We set the maximum for total premiums paid in a Certificate Year, We will take account of requirements in federal legislation. We will return to You any premiums paid in a Certificate Year which exceed the maximum.

3.   GRACE PERIOD

[If You are paying under the Payroll Deduction Plan and if the sum of the Cash Surrender Value on any Monthly Anniversary plus the Planned Premiums deducted from Your salary for that month is less than the Monthly Deduction for that month, there will be a Grace Period of 62 days after that anniversary to pay an amount that will cover the Monthly Deduction. We will send You and any assignee on Our records at last known addresses a notice of the Grace Period.]

Form G.24300(2003)                       15

[If You are not paying under the Payroll Deduction Plan and if the Cash Surrender Value on any Monthly Anniversary is less than the Monthly Deduction for that month, there will be a Grace Period of 62 days after that anniversary to pay an amount that will cover the Monthly Deduction. We will send You and any assignee on Our records at last known addresses a notice of the Grace Period.

If We do not receive a sufficient amount by the end of the Grace Period, Your Certificate will then end without value.

If You die during the Grace Period, We will pay the Death Benefit minus any loan and loan interest and minus any overdue Monthly Deduction.]

4.   REINSTATEMENT

If the Grace Period has ended and You have not paid an amount that will cover the Monthly Deduction, You may request that this coverage be reinstated while You are alive provided:

(a)  You have not surrendered this Certificate for its Cash Surrender Value; and

(b)  This Plan has not ended; and

[(c) You have not elected a Paid-up Benefit under this Certificate; and

(d) You ask for reinstatement within 3 years after the end of the Grace Period; and

(e)  You provide evidence of Your insurability satisfactory to Us; and

(f) You pay the Monthly Deductions due through the end of the Grace Period plus the next 2 Monthly Deductions.

When You ask for reinstatement We will tell You the minimum amount You are required to pay to reinstate Your coverage. We will also tell You what the Cash Value and Cash Surrender Value will be at the date of reinstatement.

[If Your reinstatement occurs during the first 24 months from the Effective Date of Certificate and You have not made any loans or Partial Cash Withdrawals, the minimum amount required by Us will be the Minimum Premium required as of that date less the premiums You have already paid. Otherwise, the minimum amount required by Us will be an amount such that the Cash Surrender Value at the date of reinstatement is sufficient to keep the coverage in force for at least 2 months after the date of reinstatement.]

The Cash Surrender Value at the time of reinstatement will be based on the Cash Surrender Value at the start of the Grace Period less the Monthly Deductions through the end of the Grace Period and the premium paid at reinstatement. Any surrender charge will be based on the date of reinstatement, the date of any increase in Specified Amount for which You provided evidence of Your insurability satisfactory to Us and the premiums paid.

The effective date of the reinstated coverage will be the Monthly Anniversary on or next following the date We approve the request.]

5.   CONTINUATION OF INSURANCE

[If the Planned Premiums are not paid periodically as planned, the Insurance will remain in force as long as the Cash Surrender Value is sufficient to cover the Monthly Deduction. However, the Insurance will not continue beyond the Final Date of Certificate.]

Form G.24300(2003)                       16

On any Monthly Anniversary when the Cash Surrender Value is less than the Monthly Deduction for that month, the Grace Period provision will apply [; except, during the first 2 Certificate Years, Your Certificate will remain in force if the total premiums You have paid as of that Monthly Anniversary are equal to the Minimum Premiums required as of that date and no Partial Cash Withdrawals or loans have been taken.]

If You are living on the Final Date of Certificate and the Insurance is then in force, We will pay You the Cash Surrender Value [unless We receive Your request, prior to the Final Date of Certificate, to continue Your coverage under this Certificate. If We receive such request We will:

(a) continue Your Certificate with a Death Benefit equal to the Cash Surrender Value;

(b) pay You the Cash Surrender Value when You request it, or pay Your Beneficiary after We receive proof of Your death;

(c)  stop the following deductions as of the Final Date of Certificate:

     (i)   the monthly cost of the Insurance;

     (ii)  any Administration Charge; and

     (iii) the monthly cost of any riders.]

The Planned Premium shown on the Certificate Specifications page may not provide coverage to the Final Date of Certificate. The period for which coverage will continue will be affected by:

(a)  the amount, time and frequency of premium payments;

(b)  changes in the Specified Amount [and Death Benefit option;]

(c) changes in interest credits, the value in the Separate Account due to the performance of the Investment Divisions selected, and the Cost of Insurance;

(d) changes in applicable Charges, but not to exceed any maximum charge specified[;]

(e)  any Partial Cash Withdrawals or loans under this Certificate[; and

(f)  deductions for additional riders.]

                           IX. TERMINATION/PORTABILITY

1.   WHEN YOUR DEATH BENEFIT ENDS

Your Certificate will no longer be in force on the earliest of the following:

a. the date You surrender Your Certificate and We pay You the Cash Surrender Value, if any;

b.   the date of Your death;

c.   the Final Date of Certificate;

d. the date the Cash Surrender Value is not sufficient to cover the Monthly Deduction and the Grace Period has ended;

[e. the date the Cash Surrender Value is not sufficient to cover the collateral for the Loan Account and the Grace Period has ended;]

Form G.24300(2003)                       17

[f.  the date the Employer ends its participation in This Plan;

g. the date This Plan is changed to end coverage for the class or classes of employees of which You are a member;

h.   the date MetLife ends This Plan pursuant to the following.

We reserve the right to terminate This Plan if any one of the following occurs:

(1) during any one year period This Plan is in effect, the total of the Specified Amounts in effect for all participating employees of the Employer is diminished by more than 15%; or

(2) if the Employer is providing a Competing Plan to eligible employees of This Plan; or

(3) if the total number of employees participating in This Plan falls below 20% of the total number of employees eligible to participate in This Plan.

In the event We decide to exercise Our right to terminate This Plan, We will provide 90 days notice to the Employer, the Policyholder and all Certificateholders.]

[If This Plan ends for any reason and there is a Competing Plan, Your Death Benefit will end if You are participating in the Payroll Deduction Plan. In this event, We reserve the right to pay You or the succeeding carrier, over a period of the next 5 years, the Cash Surrender Value of Your Certificate divided into annual (or more frequent) installments. If the payout is delayed in excess of 30 days, We will credit interest on any unpaid balance at a rate of not less than 3% per annum.]

2.   PORTABILITY OPTION

You are eligible to continue Your Insurance under This Plan if:

[a.  This Plan ends and there is no Competing Plan; or

b.   Your employment with the Employer ends; or

c. Coverage for the class or classes of employees of which You are a member ends and there is no Competing Plan; or

d.   You retire; and

e.   You have not elected Paid-up Benefits, and

f. Your Certificate has been in force for more than 2 years since the Effective Date of Certificate.]

In such event, We will automatically continue Your Insurance on the terms and conditions described in this Certificate, unless We are notified by You to the contrary.

When We continue Your Insurance under the Portability Option the following will occur:

1. You will have to pay [Us] directly for Your Insurance [either on a monthly, quarterly, semi-annual, or annual] basis.

2.   [We] will bill You directly according to the payment frequency You choose.

3.   We will reduce Your Cash Value, if any, by Your Monthly Deduction.

4.   Your payments may be changed as a result of a change in premium rates.

Form G.24300(2003)                       18

5.   The Administrative Charge may increase.

Your Insurance under the Portability Option will end on the earliest of the dates specified in items a [-f] above under When Your Death Benefit Ends.

                                 X. BENEFICIARY

1.   YOUR BENEFICIARY

The "Beneficiary" is the person or persons You choose to receive any benefit payable because of Your death.

You make the choice in Writing on a form approved by Us. This form must be filed with the records for This Plan.

You may change the Beneficiary at any time by filing a new form with [Us]. You do not need the consent of the Beneficiary to make a change. When [We receive] a form changing the Beneficiary, the change will take effect as of the date You signed it. The change of Beneficiary will take effect even if You are not alive when it is received.

A change of Beneficiary will not apply to any payment made by Us prior to the date the form was received by [Us].

Your choice of a Beneficiary for a personal policy issued under RIGHT TO OBTAIN A PERSONAL POLICY OF LIFE INSURANCE ON YOUR OWN LIFE will be effective for This Plan as well.

2.   MORE THAN ONE BENEFICIARY

If, when You die, more than one person is Your Beneficiary, they will share in the benefits equally, unless You have chosen otherwise.

3.   DEATH OF A BENEFICIARY

A person's rights as a Beneficiary end [if:

     (a)  that person dies before Your death occurs; or

     (b)  that person dies at the same time Your death occurs; or

     (c)  that person dies within 24 hours of Your death.]

The share for that person will be divided among the surviving persons You have named as Beneficiary, unless You have chosen otherwise.

4.   NO BENEFICIARY AT YOUR DEATH

If there is no Beneficiary at Your death for any amount of benefits payable because of Your death, that amount will be [paid to Your estate. However, We may instead pay all or part of that amount to one or more of the following persons who are related to You and who survive You:

     (a)  spouse;

     (b)  child;

     (c)  parent;

     (d)  siblings.]

Form G.24300(2003)                       19

Any payment will discharge Our liability for the amount so paid.

                         [XI. RIGHT TO OBTAIN A PERSONAL
                    POLICY OF LIFE INSURANCE ON YOUR OWN LIFE

1.   GENERAL DESCRIPTION

If Your Death Benefit ends or is reduced for any of the reasons stated below, You have the option to buy an individual policy of life insurance ("new policy") from Us during the Application Period in accordance with the conditions and requirements of this section. This is referred to as the "option to convert". Evidence of Your insurability will not be required.

2.   WHEN YOU WILL HAVE THE OPTION TO CONVERT

     You will have the option to convert when:

..    Your Death Benefit ends because:

     . the Plan ends provided Your Death Benefit under This Plan has been in effect for 5 years; or

     . This Plan is amended to end Death Benefits for an eligible class of which You are a member, provided Your Death Benefit under This Plan has been in effect for at least 5 years; and

     .    You did not accept the Portability Option (see Section IX, page 18.)

..    Your Death Benefit is reduced:

     . on or after the date You attain age 60-80 in any increment or series of increments aggregating 20% or more of the amount of Your Death Benefit in effect before the first reduction due to Your age;

     .    because You change from one eligible class to another; or

     .    due to an amendment of the Plan.

If You opt not to convert a reduction in the amount of Your Death Benefit as described above, You will not have the option to convert that amount at a later date.

A reduction in the amount of Your Death Benefit as a result of the payment of an accelerated benefit will not give rise to a right to convert under this section.

3.   APPLICATION PERIOD

If You opt to convert Your Death Benefit for any of the reasons stated above, We must receive a completed conversion application form from You within the Application Period described below.

If You are given Written notice of the option to convert within 15 days before or after the date Your Death Benefit ends or is reduced, the Application Period begins on the date that such Death Benefit ends or is reduced and expires 31 days after such date.

If You are given Written notice of the option to convert more than 15 days after the date Your Death Benefit ends or is reduced, the Application Period begins on the date such Death Benefit ends or is reduced and expires 15 days from the date of such notice. In no event will the Application Period exceed 91 days from the date Your Death Benefit ends or is reduced.]

Form G.24300(2003)                       20

                         [XI. RIGHT TO OBTAIN A PERSONAL
             POLICY OF LIFE INSURANCE ON YOUR OWN LIFE - (CONTINUED)

4.   OPTION CONDITIONS

The option to convert is subject to these conditions:

..    Our receipt within the Application Period of:

     .    Your Written application for the new policy; and

     .    the premium due for such new policy;

..    the premium rates for the new policy will be based on:

     .    Our rates then in use;

     .    the form and amount of insurance;

     .    Your class of risk; and

     .    Your attained age when Your Death Benefit ends or is reduced;

..    the new policy may be on any form then customarily offered by Us, excluding term insurance;

..    the new policy will be issued without an accidental death and dismemberment benefit, a continuation benefit, an accelerated benefit option, a waiver of premium benefit or any other rider or additional benefits; and

..    the new policy will take effect on the 32nd day after the date Your Death
     Benefit ends or is reduced; this will be the case regardless of the duration of the Application Period.

5.   MAXIMUM AMOUNT OF THE NEW POLICY

If Your Death Benefit ends due to the end of this Plan, the maximum amount of insurance that You may elect for the new policy is the lesser of:

..    the Specified Amount of Your Death Benefit that ends under the Plan; less

..    the amount of life insurance for which You become eligible under any group policy within 31 days after the date the Death Benefit ends under the Plan; or

..    $2,000 - $10,000.

If Your Death Benefit ends for any other reason or is reduced, the maximum amount of insurance that You may elect for the new policy is the amount of Your Death Benefit which ends under the Plan.

IF YOU DIE WITHIN 31 DAYS AFTER YOUR DEATH BENEFIT ENDS

If You die within 31 days after your Death Benefit ends, Proof of Your death must be sent to Us. When We receive such Proof with the claim, We will review the claim and if We approve it, We will pay the Beneficiary the amount of Death Benefit that You Were entitled to convert less any due and unpaid premium.

This subsection only applies if an application for a new policy for You was not received by Us during the Application Period. We will not pay insurance under both a new policy applied for during the Application Period and this subsection.]

Form G.24300(2003)                       21

                   [XII. IF YOU ARE AGE 70 OR OLDER OR RETIRED

(1) If You are not retired from A.B.C. Company, but are no longer employed and paid for services by A.B.C. Company on a full-time basis, as determined by A.B.C. Company, the Specified Amount will be adjusted as described in item
     (3) below, on the date You become age 70.

(2) If You retire from A.B.C. Company the Specified Amount will be adjusted as described in item (3) below, on the date You retire.

     However, You may defer this adjustment until the later of:

     (a)  the tenth anniversary of the Effective Date of Certificate:

          (i)  if You enrolled in This Plan when You Were 55 or older; and

          (ii) if You have paid all the Planned Premiums while You were insured under This Plan; or

     (b)  Your Normal Retirement Date if You retire prior to such date.

     Such deferment as described in (a) and (b) above will continue only if You continue paying Planned Premiums during the period of deferment. If You stop paying Planned Premiums, Your Specified Amount will be adjusted as described in item (3) below, on the date You cease to pay Planned Premiums.

     For the purposes of This Plan, if You are retired from A.B.C. Company You will be considered to be on the Payroll Deduction Plan.

(3) The Specified Amount will equal five times the amount of Your Cash Value, however, in no event will the Specified Amount:

     (a)  exceed Your current Specified Amount; or

     (b)  be less than $10,000.

     Any adjustment in the Specified Amount will automatically adjust the Death Benefit by the same amount, subject to the Minimum Death Benefit [(see page
     7)].

(4) While You are employed and paid for services by A.B.C. Company on a full-time basis, as determined by A.B.C. Company, the Specified Amount will not be adjusted.

     We reserve the right to delay and/or waive any adjustment.

(5) See Section Xl. for the conditions under which the RIGHT TO OBTAIN A PERSONAL POLICY OF LIFE INSURANCE ON YOUR OWN LIFE is available as a result of any adjustment to the Specified Amount in accordance with the foregoing items 1-4.]

                             [XIII. PAID-UP BENEFITS

1.   COVERAGE

At any time while This Plan is in effect for You, You may elect to terminate Your Death Benefit and use all or part of Your Cash Surrender Value as a Gross Single Premium for a Paid-up Benefit under this Certificate. If You elect to do this, your Death Benefit and any benefits provided under any applicable Certificate Rider, (see Certificate Specifications page) will end on the day before You become covered for Your Death Benefits and any Paid-up Benefits. You will receive a new Certificate Specifications page if You elect a Paid-up Benefit. If You elect a Paid-up Benefit, the election cannot be reversed. [No dividends are payable with respect to a Paid-Up Benefit.]

Form G.24300(2003)                       22

The maximum rates used to determine the Gross Single Premium for a Paid-up Benefit will be based on the 2001 Commissioners Standard Ordinary Table. The interest rate will be an annual minimum rate of 3%, and an expense charge will not be applied.

You may choose the amount of Paid-up Benefit, provided that:

(1) Your Cash Surrender Value must be sufficient to cover the Gross Single Premium required for the amount chosen; and

(2)  the amount must be at least $10,000; and

(3) the amount cannot exceed the amount of Death Benefit for which You were covered under This Plan immediately before electing a Paid-up Benefit.

Any amount of Your Cash Surrender Value that is in excess of the Gross Single Premium used for Your Paid-up Benefit will be returned to You in cash.

Any change in Beneficiary from the Beneficiary You named for Your Death Benefit must be filed with Us.

2.   CASH VALUE

Your Paid-up Benefit has a cash value while You are alive.

The cash value at any time will equal the Net Single Premium at Your attained age for the amount of Your Paid-up Benefit, using the same basis as We used to determine the amount of Paid-up Benefit.

We will pay You the cash value of Your Paid-up Benefit under the same conditions as if You surrender Your Certificate for the full Cash Surrender Value of the Death Benefit (see page 13).

You will not be permitted to obtain cash by taking a Partial Cash Withdrawal [or a loan].

3.   WHEN PAID-UP BENEFITS END

If You request and are paid the cash value, this Certificate and all of Our obligations under it will end. Otherwise, the Paid-up Benefit will continue until Your death and We will pay the Paid-up Benefit to the Beneficiary after We receive proof of Your death.]

                            [XIV.] GENERAL PROVISIONS

1.   OPTIONAL TYPES OF PAYMENT

Payments which are provided under this Certificate may be made in other than a lump sum. [Details on the payment options may be obtained from Us.]

2.   ENTIRE CONTRACT

Your insurance is provided under a contract of group insurance with the Policyholder. The entire contract with the Policyholder is made up of the following:

..    the Group Policy and its Exhibits, which include the certificate(s);

..    the Policyholder's application; and

..    the amendments and/or endorsements to the Group Policy.

Form G.24300(2003)                       23

3.   STATEMENTS MADE BY YOU WHICH RELATE TO INSURABILITY

Any statement made by You will be considered a representation and not a warranty. We will not use such statement to avoid insurance, reduce benefits or defend a claim unless the following requirements are met:

..    the statement is in a Written application or enrollment form,

..    You have signed the application or enrollment form; and

..    A copy of the application or enrollment form has been given to You or Your
     Beneficiary.

We will not use Your statements which relate to insurability to contest life insurance after it has been in force for at least 2 years during Your life [unless the statement is fraudulent]. In addition, We will not use such statements to contest an increase or benefit addition to such insurance after the increase or benefit has been in force for 2 years during Your life [unless the statement is fraudulent].

[In the case of reinstatement of Your insurance, no such statement made by You during the application for reinstatement will be used at all after such insurance has been in force prior to the contest and after the reinstatement for a period of two years during the lifetime of a person to whom the statement applies [unless the statement is fraudulent].]

4.   CERTIFICATE

If the Group Policy is amended by changes which affect the description of the essential features of insurance contained in this Certificate, a supplement to this Certificate or a revised Certificate reflecting such changes will be issued. In addition, if benefits described in this Certificate are changed upon Your request, a new Certificate Specifications page or a Certificate Rider, or a revised Certificate reflecting such change will be issued. This Certificate supersedes and replaces any previously issued Certificates.

[5.  APPLICANT OWNER

The Applicant Owner is the sole owner of all rights, title and interest under this Certificate and is named as the Applicant Owner on the Certificate Specifications page.

When referring to the rights, title, and interest provided under this Certificate, the terms "You/Your" will mean the Applicant Owner for purposes of such rights, title and interest. The terms "You/Your" will continue to mean the Covered Person for purposes of identifying the life insured under This Plan.

An individual or entity may apply for coverage on Your life as an Applicant Owner under this Certificate provided the following conditions are met:

1) Coverage has been applied for on a Written form satisfactory to Us that has been Signed by the Applicant Owner and Covered Person; and

2) No one else is an Applicant Owner and there is no assignee under this Certificate with respect to this Covered Person's coverage.

We are not responsible for the validity of an Applicant Owner designation other than as required by applicable law.]

[6.] ASSIGNMENT

[You may assign Your rights, title and interest under this Certificate as a gift or as a viatical assignment as described below.

Once assigned, when referring to the rights, title, and interest provided under this Certificate, the term "You/Your" will mean the assignee(s) for purposes of such rights, title and interest. The terms "You/Your" will continue to mean the Covered Person for purposes of identifying the life insured under This Plan.]

Form G.24300(2003)                       24

[We will recognize the assignee(s) under such assignment as owner(s) of Your rights, title and interest in this Certificate if:

..    a Written form satisfactory to Us, affirming this assignment, has been completed;

..    the Written form has been Signed by You and the assignee(s);

..    the insurance being assigned is in force on the life of the assignor;

..    the Written form is delivered to Us for recording; and

Viatical assignments may only be made after the insurance being assigned has been in force for 2 years under the Employer's plan. However, You may make a viatical assignment before the end of the 2 year period if as a result of sickness or injury You are expected to die within 6-12 months. Proof of this must be provided to Us. We may also request an exam by a Physician of Our choice, at Our expense.

We are not responsible for the validity of an assignment other than as required by applicable law.]

[7.  SUICIDE

The Death Benefit or Paid-up Benefit will not be paid if you commit suicide, while sane or insane, within 2 years from the Effective Date of Certificate. Instead we will pay the Beneficiary an amount equal to all premiums paid, without interest, less any loan and loan interest and less any Cash Withdrawals. If you commit suicide, while sane or insane, more than 2 years after the Effective Date of Certificate but within 2 years from the effective date of any increase in the Death Benefit, our liability with respect to such increase will be limited to its cost.]

[8.] AGE

If Your Date of Birth is not correct as shown on the Certificate Specifications page, We will adjust the benefits under this Certificate. The adjusted benefits will be those that the sum of the Monthly Deductions taken for the period in force would have provided at the correct age.

[9.] COMPUTATION OF RATES

[The maximum insurance rates are shown in Section XV.]

[10.] CHANGES IN CERTIFICATE COST FACTORS

Certificate Cost Factors are interest rates, Cost of Insurance rates, expense charges and Administrative Charges. Changes in Certificate Cost Factors will be by class and based on changes in future expectations for such elements as investment earnings, mortality, persistency, expenses and taxes. Any change in Certificate Cost Factors will be determined in accordance with procedures and standards on file, if required, with the insurance supervisory official of the jurisdiction in which the Group Policy is delivered. Certificate Cost Factors for in-force Certificates will be reviewed at least once every five years to determine whether an adjustment in Certificate Cost Factors should be made.

[11.] [ANNUAL] REPORTS

[Each year, if there has been an amount in the Fixed Account or any of the Investment Divisions of the Separate Account at the end of any of the preceding 12 Certificate Months], We will send You a report showing the current Death Benefit, allocation of Net Premiums and Cash Value for this Certificate.

It will also show the amount and type of credits to and deductions from the Fixed Account or Investment Divisions of the Separate Account [during the past Certificate Year].

Form G.24300(2003)                       25

The report will also include any other information required by the insurance supervisory official of the jurisdiction in which this Certificate is delivered.

[We may, at our option, provide reports more frequently than on an annual basis (e.g., semi-annually or quarterly).]

[12.] RIGHT TO CHANGE THIS CERTIFICATE

We reserve the right to make changes in this Certificate or any Certificate Riders in order to comply with applicable laws and regulations. Any such change will apply to all Certificates under This Plan. We also will give the Insured Written notice of any such change.

[13.] ILLUSTRATION OF FUTURE BENEFITS

At any time, We will provide an illustration of the future benefits and values under Your Certificate. You must ask in Writing for this illustration [and pay the service fee set by Us.]

[14.] CONFORMITY WITH LAW

If the terms and the provisions of this Certificate do not conform to any applicable law, this Certificate shall be interpreted to so conform.

[15.] FILING A CLAIM

Contact Us to obtain a claim form. At that time, We will send the claim form to the beneficiary of record.

When We receive the completed claim form and Proof, We will review the claim. If We approve the claim, We will pay benefits subject to the terms and provisions of this Certificate and the Group Policy.

A claimant should send Us Proof as soon as is reasonably possible after the death of an insured.

Form G.24300(2003)                       26

      [XV.] TABLE OF GUARANTEED MAXIMUM RATES FOR EACH $1,000 OF INSURANCE

[Attained   Monthly   Attained   Monthly
   Age        Rate       Age      Rate
---------   -------   --------   -------
    17       0.297       56       2.420
    18       0.317       57       2.650
    19       0.327       58       2.877
    20       0.333       59       3.140
    21       0.337       60       3.467
    22       0.340       61       3.863
    23       0.347       62       4.327
    24       0.353       63       4.823
    25       0.363       64       5.347
    26       0.380       65       5.883
    27       0.390       66       6.423
    28       0.387       67       6.987
    29       0.383       68       7.580
    30       0.380       69       8.230
    31       0.377       70       8.980
    32       0.380       71       9.903
    33       0.387       72      10.980
    34       0.397       73      12.107
    35       0.413       74      13.320
    36       0.437       75      14.650
    37       0.463       76      16.147
    38       0.497       77      17.890
    39       0.530       78      19.907
    40       0.573       79      22.160
    41       0.623       80      24.673
    42       0.683       81      27.400
    43       0.757       82      30.273
    44       0.840       83      33.407
    45       0.923       84      36.897
    46       1.010       85      40.787
    47       1.083       86      45.057
    48       1.140       87      49.663
    49       1.213       88      54.553
    50       1.303       89      59.677
    51       1.420       90      64.760
    52       1.567       91      69.757
    53       1.737       92      74.980
    54       1.943       93      80.487
    55       2.173       94      82.333]

Form G.24300(2003)                       27

                                  [XVI. NOTICES

This Certificate is of value to You. It should be kept in a safe place. Your Beneficiary should know where the Certificate is kept.

No agent has the authority to accept or to waive the required proof of a claim.

As soon as Your benefits end, You should consult Your Employer if You are paying under the Payroll Deduction Plan or MetLife if You are not paying under the Payroll Deduction Plan to find out what rights, if any, You may have to continue Your protection.

Our Home Office is located at 200 Park Avenue, New York, New York 10166. Our Administrative Office is located at 190 Carondelet Plaza St. Louis, MO 63105.]

Form G.24300(2003)                       28

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                   [200 Park Avenue, New York, New York 10166]

Metropolitan Life Insurance Company ["MetLife"] certifies that the benefits as described herein are provided under and subject to the terms and conditions of the Group Policy.

The Covered Person named on the Certificate Specifications page is insured on the Effective Date of Certificate.

                               METROPOLITAN LIFE INSURANCE COMPANY,[


                               /s/ C. Robert C. Henrikson
                               ----------------------------------------
                               C. Robert C. Henrikson
                               Chairman, President and Chief Executive Officer]

[Employer: A.B.C. Company                                   Group No.: XXXX
Policyholder: XYZ Bank and Trust Company, Trustee    Group Policy No.: XXXX

                     Group Variable Universal Life Insurance

This Certificate includes flexible premiums, adjustable benefits, group life insurance until age [95] and a paid-up benefit option at any time.

THE CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION ON PAGE 10.

THE CASH VALUE IN THE FIXED ACCOUNT WILL BE CREDITED WITH INTEREST AT A GUARANTEED RATE SHOWN ON PAGE 9. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE FIXED ACCOUNT PROVISION ON PAGE 9.

THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT, OR BOTH MAY BE VARIABLE OR FIXED AS DESCRIBED IN THIS CERTIFICATE.

                                Non-Participating

Right to Examine Certificate - Please read this Certificate. You may return this Certificate to Us within 20 days from the date You receive it or within 45 days after the date You enroll for This Plan, whichever period ends later. If You return it within this period, this Certificate will be void from the beginning and we will refund any premiums You have paid. (Investment gain or loss, if any, will not be factored into the refund.)]

Form G.24300A(2003)                     1

                                TABLE OF CONTENTS

                                                                 Page(s)
                                                                 -------
[CERTIFICATION................................................     Cover

CERTIFICATE SPECIFICATIONS....................................       3,4

I.      DEFINITIONS OF CERTAIN TERMS USED HEREIN..............       5-6

II.     PAYMENT WHEN THE COVERED PERSON DIES..................       7,8

III.    MONTHLY DEDUCTION.....................................         8

IV.     FIXED ACCOUNT.........................................         9

V.      SEPARATE ACCOUNT......................................     10-12

VI.     RIGHT TO CHANGE ALLOCATION............................        12

VII.    PAYMENTS DURING THE COVERED PERSON'S LIFETIME.........     12-14

VIII.   PREMIUMS..............................................     14-17

IX.     TERMINATION/PORTABILITY...............................     17-18

X.      BENEFICIARY...........................................        19

XI.     RIGHT TO OBTAIN A PERSONAL POLICY
           OF LIFE INSURANCE ON THE COVERED PERSON'S LIFE.....     20,21

XII.    IF THE COVERED PERSON IS AGE 70 OR OLDER OR RETIRED...        22

XIII.   PAID-UP BENEFITS......................................     22,23

XIV     TERMINATION OF MARRIAGE OR YOUR DEATH.................        23

XV.     GENERAL PROVISIONS....................................     23-26

XVI.    TABLE OF GUARANTEED MAXIMUM RATES FOR
           EACH $1,000 OF INSURANCE...........................        27

XVII.   NOTICES...............................................       28]

Form G.24300A(2003)                     2

                 CERTIFICATE SPECIFICATIONS AS OF [May 1, 2007]


[EMPLOYER...............................................                                                    ABC COMPANY

GROUP IDENTIFICATION NUMBER............................                                               0012345-0000-0000

COVERED PERSON..........................................                                                       MARY DOE

OWNER'S NAME & ADDRESS                                      JOHN DOE
                                                            123 MAIN STREET
                                                            ANYTOWN, USA 00000

INSURED'S NAME       ...................................                                                       JOHN DOE

PLAN....................................................                                  GROUP VARIABLE UNIVERSAL LIFE

CERTIFICATE NUMBER......................................                                            12345-123-45-6789-0

EFFECTIVE DATE OF CERTIFICATE...........................                                                    May 1, 2007

PLAN ANNIVERSARY DATE...................................                                                          May 1

COVERED PERSON'S DATE OF BIRTH..........................                                                    May 1, 1960

FINAL DATE OF CERTIFICATE...............................                           CERTIFICATE ANNIVERSARY AT AGE [95]*

DEATH BENEFIT...........................................                                                       Option B

SPECIFIED FACE AMOUNT OF INSURANCE (SPECIFIED AMOUNT)...                                                  $100,000.00**

MINIMUM SPECIFIED FACE AMOUNT                              An amount equal to one times the Insured's basic annual
                                                           earnings, as determined by the Employer, but not less than
                                                           $10,000.

SEPARATE ACCOUNT                                                                                                      B

GUARANTEED INTEREST RATE FOR FIXED ACCOUNT                                                                    3% A Year

CHARGES:

     Premium Expense Charges                                                              3.25% of each premium payment

     Administration Charges                                                                             $3.50 per month

     Maximum Surrender Charge                                                                                    $1,000

     TRANSFER CHARGE                                                                                       See Page 12]

Form G.24300A(2003)                     3

[PLANNED PREMIUM                                           $75.00 per month

MINIMUM PREMIUM                                            $31.25 per month

GUIDELINE ANNUAL PREMIUM                                   $7,287.

* This Certificate will terminate prior to this date if premiums paid are not sufficient to continue this certificate in force to this date. See Continuation of Insurance, Subsection 5. of Section VIII.

**   May Be Subject to Reductions. See Section XII.

THIS CERTIFICATE SPECIFICATIONS PAGE RELATING TO THE BENEFITS UNDER THIS PLAN REPLACES ANY PRIOR CERTIFICATE SPECIFICATIONS PAGE THAT HAS BEEN DELIVERED TO YOU AND SUCH PRIOR CERTIFICATE SPECIFICATIONS PAGE IS VOID.]

Form G.24300A(2003)                     4

                   I. DEFINITIONS OF CERTAIN TERMS USED HEREIN

This Plan provides Insurance through flexible premium payments. Net Premiums are credited at Your option to either a fixed interest account ("Fixed Account") or a multifunded separate account ("Separate Account") or both. Interest will be credited to the Cash Value in the Fixed Account. The Cash Value in the Separate Account will vary with investment experience. The cost of insurance and other charges will be deducted each month on a pro-rata basis from the Fixed Account and the Separate Account.

To make this Certificate clear and easy to read, We have left out many cross-references and conditional statements. Therefore, the provisions of the Certificate must be read as a whole. For example, Our payment of the insurance proceeds (see page [7]) depends upon the payment of sufficient contributions [(see pages 3-4 and 14-17)].

To exercise Your rights, You should follow the procedures stated in the Certificate. If You want to request a payment, change the allocations of Net Premiums and/or Cash Value, [adjust the death benefit,] change a beneficiary, change an address or request any other action by Us, You should do so on the forms prepared for each purpose. You can get these forms from [Our Administrative Office].

[Cash Surrender Value means the Cash Value less:

(a)  any loan and loan interest; and

(b)  any applicable Surrender Charge; and

(c)  any Monthly Deduction which is due and unpaid.

"Cash Value" is the sum of: (a) the value in the Fixed Account; (b) the value in each Investment Division of the Separate Account; and (c) the value in the Loan Account.

Effective Date of Certificate is the date on which insurance coverage on the Covered Person takes effect.

Certificate Years and Certificate Anniversaries are measured from the Plan Anniversary Date. For example, if the Effective Date of Certificate is the same as the Plan Anniversary Date of May 1, 2007, the first Certificate Year ends April 30, 2008. The first Certificate Month ends May 31, 2007, the first Monthly Anniversary is June 1, 2007, and the first Certificate Anniversary is May 1, 2008. If the Effective Date of Certificate is January 1, 2008 and the Plan Anniversary Date is May 1, 2007, the first Certificate Year ends April 30, 2008. The first Certificate Month ends January 31, 2008, the first Monthly Anniversary is February 1, 2008, and the first Certificate Anniversary is May 1, 2008.

"Competing Plan" means any other life insurance plan, as determined by Us, which is offered to employees of the Employer and for which a majority of the employees who are eligible under This Plan are eligible.

"Covered Person" means the Insured's spouse named on the Certificate Specifications page.

"Fixed Account" is the account under This Plan to which We will add the payments that You allocate to the Fixed Account and to which We will credit certain fixed rates of interest. The Fixed Account is part of Our general account.

"Gross Single Premium" means the total premium required to be paid to fund a Paid-up Benefit under the Certificate.

"Investment Division" means a part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company or companies. Each class of stock represents a separate portfolio in an investment company.

"Investment Start Date" means the date the first Net Premium is applied to the Fixed Account and/or Separate Account. It is the later of: (1) the Effective Date of the Certificate; and (2) the date We receive the first Net Premium at Our Administrative Office.

"Loan Account" is the account to which We transfer a portion of the Cash Value from the Fixed Account and the Separate Accounts that will serve as collateral for the loan.]

Form G.24300A(2003)                     5

["Net Premium" means premiums received less any Premium Expense Charges.

"Net Single Premium" means the Gross Single Premium less any other charges for expenses.

"Payroll Deduction Plan" means the procedure for making premium contributions with deductions from Your salary.

"Policyholder" means XYZ Bank and Trust Company, N.A., Trustee.

"Proof" means Written evidence satisfactory to Us that a person has satisfied the conditions and requirements for any benefit described in this certificate including the payment of insurance. When a claim is made for any benefit payment described in this certificate, Proof must establish:

     (a)  the nature and the extent of the loss or condition;

     (b)  Our obligation to pay the claim; and

     (c)  the claimant's right to receive payment.

     When a claim is made for continuation of coverage under the Waiver of Monthly Deduction Rider, Proof must establish:

     (a)  the nature and extent of the condition; and

     (b)  Our obligation to continue coverage.

"Separate Account" is the account under This Plan to which We will add the payments that You allocate to any of the Investment Divisions in the Separate Account. The particular Separate Account for this Certificate is indicated on the Certificate Specifications page.

"Signed" means any symbol or method executed or adopted by a person with the present intention to authenticate a record, which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

"This Plan" means the Group Variable Universal Life Insurance Plan for employees of the Employer provided under the Group Policy issued by Us to the Policyholder.

"Valuation Date" means each day on which there is enough trading in a portfolio's securities that the current value of its shares could be materially affected. In general, Valuation Dates will be days when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Date, as long as the basis is not inconsistent with applicable laws.

"Valuation Period" means the period between successive Valuation Dates starting at 4:00 P.M. New York City time, on each Valuation Date and ending at 3:59 P.M., New York City time, on the next Valuation Date. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the basis is not inconsistent with applicable laws.

"We", "Us" and "Our" mean Metropolitan Life Insurance Company ("MetLife").

"Written" or "Writing" means a record which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

"You" and "Your" mean the Insured named on the Certificate Specifications page.]

Form G.24300A(2003)                     6

                    II. PAYMENT WHEN THE COVERED PERSON DIES

1.   COVERAGE

If the Covered Person dies before [the earlier of] the Final Date of Certificate [and the date You elect Paid-up Benefits,] We will pay:

     The Death Benefit in effect on the Covered Person's life at the time of death;

          MINUS

     Any loan and loan interest;

          MINUS

     Any due and unpaid Monthly Deductions accruing during a Grace Period;

to the Beneficiary after We receive Proof of the Covered Person's death and a proper Written claim.

2.   DEATH BENEFIT

[The Death Benefit is either (1) or (2) below, but in no event less than the Minimum Death Benefit. The option chosen is set forth on the Certificate Specifications page. .

(a)  Option A:   The amount of Death Benefit is fixed at the Specified Amount set forth on the Certificate Specifications page, subject to any Partial Cash Withdrawal You may have taken (see page 13).
                 It is composed of two parts - Insurance and the Cash Value. The amount of Insurance varies depending upon the Cash Value. To determine the amount of Insurance You subtract the Cash Value from the amount of Death Benefit.

(b)  Option B:   The amount of Death Benefit varies. It is composed of two parts
                 - Insurance and the Cash Value. The amount of Insurance is fixed at the Specified Amount set forth on the Certificate
                 Specifications page regardless of the Cash Value. The Cash
                 Value is added to the amount of Insurance to determine the amount of Death Benefit.]

3.   MINIMUM DEATH BENEFIT

In no event will the Death Benefit be less than the amounts described below, nor will the Death Benefit be less than the minimum amount needed for this Certificate to qualify as life insurance under federal income tax law and Internal Revenue Service Rules which apply.

                         Minimum Death Benefit
[Your Age on the Date   as a Percentage of the
 of Death                     Cash Value
---------------------   ----------------------
40 or younger                    250%
45                               215
50                               185
55                               150
60                               130
65                               120
70                               115
75                               105
80                               105
85                               105
90                               105
95 or older                      100]

Form G.24300A(2003)                     7

[The Minimum Death Benefit will decrease uniformly within the age ranges shown. "Your Age on the Date of Death" means the Covered Person's age at last birthday as of the beginning of the Certificate Year.]

4.   DEATH BENEFIT ADJUSTMENT

     [At any time after the first Certificate Year while this Certificate is in force, You may change the Death Benefit option or change (either increase or decrease) the Specified Amount, in accordance with the terms of This Plan on a date determined by the Employer, subject to the following:

     (a) In the event of a change in the Death Benefit option, We will change the Specified Amount as needed so that on the effective date of the change the amount of the Death Benefit will remain the same. Evidence of insurability may be required.

     (b)  The Specified Amount may not be reduced to less than $10,000.

     (c) For any change which would increase the Specified Amount, You must provide evidence of the Covered Person's insurability satisfactory to Us.

     (d) A request for a change in the Specified Amount will take effect on the first of the month which coincides with or next follows:

          (1) if evidence of insurability is required, the date We approve the request; or

          (2) if evidence of insurability is not required, the date of the request.

     (e) We will provide a written notice confirming this change. We may require that You send Us this Certificate to make the change.

     Federal regulatory requirements potentially impact adjustments to the Specified Amount. In that circumstance We will notify You of Your options. We may return that portion of the Cash Value needed to meet those requirements.]

                             III. MONTHLY DEDUCTION

The deduction for any Certificate Month is the sum of the following amounts, determined as of the beginning of that month.

..    The monthly cost of the Insurance (See Cost of Insurance [below).

..    Any Administration Charges.

..    The monthly cost of any benefits provided by riders.]

The Monthly Deduction will be charged on a pro-rata basis to the Fixed Account and each Investment Division of the Separate Account for each Certificate Month.

COST OF INSURANCE

The cost of the Insurance for any Certificate Month is equal to the monthly insurance rate multiplied by each $1,000 of Your Death Benefit less the Cash Value. Monthly Insurance rates will be set by Us from time to time. But these rates will never be more than the maximum rates shown in the table on page [27].

Form G.24300A(2003)                     8

                                IV. FIXED ACCOUNT

The Cash Value in the Fixed Account on the Investment Start Date is equal to:

1. The portion of the initial Net Premium which has been paid and allocated to the Fixed Account;

          MINUS

2.   The portion of the first Monthly Deduction charged to the Fixed Account.

The Cash Value in the Fixed Account on any day after the Investment Start Date is equal to:

1. The value on the preceding day, with interest on such value at the currently applicable rates;

          PLUS

2. Any portion of Net Premium paid and allocated to the Fixed Account on that day;

          PLUS

3.   Any amount transferred to the Fixed Account on that day;

          PLUS

4.   Any loan repayments allocated to the Fixed Account on that day;

          MINUS

5. Any amount transferred from the Fixed Account to the Separate Account on that day;

          MINUS

6.   The portion of any cash withdrawal made from the Fixed Account on that day;

          MINUS

7. Any amount transferred from the Fixed Account to the Loan Account on that day;

          MINUS

8. The portion of any transfer charge allocated to the Cash Value in the Fixed Account;

          MINUS, IF THAT DAY IS A MONTHLY ANNIVERSARY,

9. The portion of the Monthly Deduction which is charged to the Fixed Account, to cover the Certificate Month which starts on that day[; however, in certain instances the Cash Value on a day that is a Monthly Anniversary will not reflect that charge until a day up to 45 days after the start of that Certificate Month.]

The guaranteed interest rate for the Fixed Account is [.00810%] a day, compounded daily. This is equivalent to a rate of [3%] a year compounded annually.

[We may declare rates of interest on the Fixed Account in excess of the Guaranteed Interest Rate For Fixed Account entry shown on the Certificate Specifications page.]

We will credit the guaranteed and any excess interest on every Valuation Date. Once credited, that interest will become part of the Cash Value in the Fixed Account from which Monthly Deductions are made. The Monthly Deduction will be charged against the most recent premiums paid (and transfers made) and interest credited thereto.

Form G.24300A(2003)                     9

                               V. SEPARATE ACCOUNT

The Separate Account is an investment account established and maintained by Us, separate from Our general account or other separate investment accounts. It is used in connection with Variable Universal Life policies and certificates issued by MetLife.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business We conduct. We may from time to time transfer to Our general account assets in excess of such reserves and liabilities.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to Our other income, gains or losses.

The Separate Account will be valued at the end of each Valuation Period.

The Investment Divisions available for Your election are shown [on the enrollment form]. We may from time to time change the Investment Divisions. We will provide You with Written notice of all material details including investment objectives and all charges.

We reserve the right to make certain changes if, in Our judgment, they would best serve the interests of the owners of Certificates such as this one, or would be appropriate in carrying out the purposes of such Certificates. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, We will obtain Your approval of the changes and the approval of any appropriate regulatory authority.

Examples of the changes We may make include:

..    To operate the Separate Account in any form permitted under the Investment
     Company Act of 1940, or in any other form permitted by law.

..    To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

..    To transfer any assets in an Investment Division to another Investment
     Division, or to one or more separate accounts, or to the Fixed Account, or to add, combine, or remove Investment Divisions in the Separate Account.

..    To substitute, for the investment company shares held in any Investment
     Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

..    To change the way We assess charges, but without increasing the aggregate amount charged to the Fixed Account and any currently available Investment Division of the Separate Account.

..    To make any other necessary technical changes in this Certificate in order to conform with any action this provision permits Us to take.

If any of these changes result in a material change in the underlying investments of an Investment Division in the Separate Account, We will notify You of such change. If You have Cash Value in that division, You may then make a new choice of Investment Divisions.

We use an index to measure changes in each Investment Division's investment experience during a Valuation Period. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the experience factor for the current period.

The "experience factor" for a Valuation Period in each division is calculated as follows:

Form G.24300A(2003)                    10

(1) We take the net asset value per investment company share at the end of the current Valuation Period. We add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period. We subtract any per share charge for Our taxes and for any reserve for taxes.

(2) We divide (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

[(3) We subtract a charge of not more than .002454% for each day in the Valuation Period. This charge is to cover the expense and mortality risks that We are assuming and is equivalent to no more than 0.90% a year.]

The value in the Separate Account is the sum of the values in each of the Investment Divisions.

The value in each Investment Division of the Separate Account on the Investment Start Date is equal to:

1. The portion of the initial Net Premium which has been paid and is allocated to the Investment Division:

          MINUS

2. The portion of the first Monthly Deduction which is charged to the Investment Division.

The value in each Investment Division on subsequent Valuation Dates is equal to:

1. The value in the Investment Division on the preceding Valuation Date multiplied by the experience factor for the current Valuation Period;

          PLUS

2. Any Net Premium payments received during the current Valuation Period which are allocated to the Investment Division;

          PLUS

3. Any net amounts transferred to the Investment Division from the Fixed Account or from another Investment Division during the current Valuation Period;

          PLUS

4. Any loan repayments allocated to the Investment Division during the current Valuation Period;

          MINUS

5. Any amounts transferred from the Investment Division during the current Valuation Period;

          MINUS

6. The portion of any cash withdrawal from the Investment Division during the current Valuation Period;

          MINUS

7. Any amount transferred from the Investment Division to the Loan Account during that Valuation Period;

          MINUS

Form G.24300A(2003)                    11

8. The portion of any transfer charge allocated to the value in the Investment Division;

     MINUS, IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD,

9. The portion of the Monthly Deduction charged to the Investment Division during the current Valuation Period to cover the Certificate Month which starts on that day[; however, in certain instances the cash value on a day that is a Monthly Anniversary will not reflect that charge until a day up to 45 days after the start of that Certificate Month].

                         VI. RIGHT TO CHANGE ALLOCATION

You can change the allocation of future Net Premiums among the Fixed Account and/or the Investment Divisions of the Separate Account. You must allocate at least [10%] of Net Premiums to each alternative You choose. Allocations must be in whole numbers. (For example, 33 1/3% may not be chosen.) You must notify us in writing of a change in the allocation. The change will take effect immediately upon receipt at Our Administrative Office.

You may also change the allocation of the Cash Value. To do this, You may transfer amounts among the Fixed Account and the Investment Divisions of the Separate Account at any time.

[Currently, there is no limit on the number of transfers and no charge for processing a transfer. However, We reserve the right to limit the number of transfers in a year to 12 or impose a transfer charge, not to exceed $25. If We decide to exercise any such change in practice, You will be notified 30 days in advance of the effective date of the change.]

The minimum transfer amount is the lesser of [$200] or the total amount in the Fixed Account or an Investment Division of the Separate Account. [The maximum amount that may be transferred from the Fixed Account in any Certificate Year is 25% of the largest amount in the Fixed Account over the last 4 Certificate Years (or less if Your participation in This Plan is less).

If such transfer would be to the disadvantage of other Certificateholders or if We are unable to purchase or redeem shares of any of the funds, We reserve the right to refuse a transfer or impose modifications on such transfer.]

               VII. PAYMENTS DURING THE COVERED PERSON'S LIFETIME

1.   PAYMENT ON FINAL DATE OF CERTIFICATE

If the Covered Person is alive on the Final Date of Certificate [,and You do not ask Us in writing, prior to the Final Date, to continue the Certificate,] We will pay You the Cash Surrender Value. Coverage under this Certificate will then end.

[You may ask Us in writing to continue this Certificate after the Final Date, provided such request is received prior to the Final Date. If You do, the Death Benefit will be equal to the Cash Value. The Insurance proceeds will equal the Death Benefit minus any outstanding Certificate loan and loan interest.]

2.   SURRENDER OF CERTIFICATE

We will pay You all of the Cash Surrender Value after [We receive] Your request, in a format acceptable to Us, to surrender Your Certificate at [Our Administrative Office]. The Cash Surrender Value will be determined as of the most recent Valuation Date. If You request and are paid the full Cash Surrender Value, this Certificate and all of Our obligations under it will end. We may require that You return this Certificate with Your request before We pay You the full Cash Surrender Value.

Form G.24300A(2003)                    12

3.   PARTIAL CASH WITHDRAWAL

[At any time You may request a Partial Cash Withdrawal. One Partial Cash Withdrawal per month may be taken] as long as the Partial Cash Withdrawal does not exceed the Maximum Partial Cash Withdrawal. Each Partial Cash Withdrawal must be at least [$200]. We will pay You the Partial Cash Withdrawal upon receipt of Your request at [Our Administrative Office]. The available Cash Surrender Value will be determined as of the next Valuation Date for requests received after [4:00 P.M. New York City time]. When a Partial Cash Withdrawal is made, We will reduce the Cash Surrender Value by the amount of the Partial Cash Withdrawal. [Unless requested otherwise, the withdrawal will be allocated on a pro-rata basis among the Fixed Account and each Investment Division of the Separate Account having Cash Value.]

The Maximum Partial Cash Withdrawal at any time is the Cash Surrender Value [less twice the amount of the Monthly Deduction] just prior to the Partial Cash Withdrawal [; except, that the maximum amount that may be withdrawn from the Fixed Account in any Certificate Year is the greater of $200 or 25% of the largest amount in the Fixed Account over the last 4 Certificate Years (or less if Your participation in This Plan is less).]

[Each Partial Cash Withdrawal is subject to an Administrative Charge equal to the lesser of $25.00 or 2% of the amount of the Partial Cash Withdrawal.]

[If Option A is in effect, the Specified Amount will automatically be reduced by the sum of the amounts above. If the Specified Amount would be reduced to less than $10,000, or to a level where the premiums already paid would exceed then current Internal Revenue Limits, We will contact You to determine if You want to cancel the request, withdraw a smaller amount, or surrender the Certificate.]

[4.  SURRENDER CHARGES

If, within the first 5 Certificate Years, You surrender this Certificate or this Certificate ends because the Grace Period expires, We will deduct a surrender charge from the Cash Value. The Maximum Surrender Charge is stated in the Certificate Specifications page.

The surrender charge will be the total of:

     26.65% of the premiums paid up to one guideline annual premium

          PLUS

     5.65% of the premiums paid which are greater than one guideline annual premium, but will not exceed the Maximum Surrender Charge stated in the Certificate Specifications page.]

[5.] LOAN

You may get cash by taking a loan upon assignment of the Certificate as sole security. If there is an existing loan, You can increase it.

The maximum amount available for a new or increased loan will be [85% of the Cash Surrender Value.]

The smallest amount You can borrow at any one time is [$200.]

[The loan will be allocated on a pro-rata basis among the Fixed Account and each Investment Division of the Separate Account having Cash Value].

Loan interest is charged daily [at the rate of 8% a year, and is due at the end of each Certificate Year.] Interest not paid will be added to the loan principal. It will be added as of the due date and will be charged interest at the same rate as the rest of the loan. [It will be deducted on a pro-rata basis from the Fixed Account and each Investment Division of the Separate Account having Cash Value and will be transferred to the Loan Account.] The amount transferred will be treated as an increase in the loan.

Form G.24300A(2003)                    13

[6.] LOAN REPAYMENT

You may repay all or part of a loan at any time while the Insured is alive and this Certificate is in force. You must tell [Us] when You make a payment if the payment is intended as a loan repayment rather than a premium payment. [A loan repayment may not be made through the Payroll Deduction Plan.] When loan principal repayments are received, a corresponding amount will be transferred from the Loan Account to the Fixed Account and Investment Divisions proportionate to the most recent premium allocation.

[7.] EFFECT OF A LOAN ON THE CASH VALUE

When a loan is made, the value in each Investment Division of the Separate Account equal to the portion of the Certificate loan allocated to each Investment Division will be transferred to a Loan Account within the General Account. The value in the Fixed Account equal to the portion of the loan allocated to that Account will also be transferred to the Loan Account.

Amounts in the Loan Account will be credited with interest [at a rate We set but never less than 3%.] Interest credited to amounts in the Loan Account will be allocated at least once a year among the Fixed Account and the Investment Divisions of the Separate Account in the same proportions as Net Premiums are then being allocated.

[8.] DEFERMENT

We reserve the right to defer calculation and payment of benefits in the following circumstances:

1. If Your Certificate is in force with a value in the Separate Account, it will generally not be practical for Us to determine the investment experience of the Separate Account during any period when the New York Stock Exchange is closed for trading (except for customary Weekend and holiday closings), or when the Securities and Exchange Commission restricts trading or determines that an emergency exists. In such a case and with respect to the Separate Account, We reserve the right to defer calculating and effecting these transactions:

     a.   payment of a cash withdrawal value;

     b.   payment of the Cash Surrender Value upon surrender of Your
          Certificate;

     c.   payment of a loan except for a loan to pay a premium to Us;

     d. a change in the allocation among the Investment Divisions of the Separate Account; and

     e.   payment of the Death Benefit.

2. If Your Certificate is in force with a value in the Fixed Account, We may defer paying a cash withdrawal value or the Cash Surrender Value from that account for up to 6 months from the date [We receive] a request for payment. If We delay for [30] days or more, interest will be paid at a rate not less than [3%] a year.

3. We may delay making a loan from the Fixed Account, except for a loan to pay a premium to Us, for up to 6 months from the date You request the loan.

                                 VIII. PREMIUMS

1.   PAYMENTS

[Premium contributions for this Certificate will be payable each month under the Payroll Deduction Plan. Under this plan, premium contributions will be sent to Us monthly by the Employer. These payments will be made with deductions from Your salary. However, You may be considered to be on the Payroll Deduction Plan under procedures, which are agreed upon by Us, and Your Employer.]

Form G.24300A(2003)                    14

[This Payroll Deduction Plan procedure will end for You if:

(a)  Your employment ends; or

(b)  The Employer sends Us a written request to end this procedure for You.

(c) This Plan ends or is changed to end the benefits for the class or classes of employees of which you are a member.

If this procedure ends for You while Your Insurance is in force, further premium contributions will be payable directly to Us based on Your new classification and according to the mode of premium payments that has been selected. See
Section IX.]

The amount of Your premium contributions may be changed from time to time.

Other premiums may be paid at any time while the Insurance is in force and before the Final Date of Certificate and in any amount, subject to the limits described below.

[If You are not paying under the Payroll Deduction Plan, We will send You premium notices.]

If the Cash Value is large enough to keep Your Insurance in force You may skip premium contributions or change their frequency and amount. [However, the flexibility of premium contributions may be restricted when You retire. See
Section XII page 22.]

2.   LIMITS

The first premium may not be less than the Planned Premium shown on the Certificate Specifications page.

Each premium payment other than a Planned Premium must be at least [$20]. We may change this minimum payment limit. No change will take effect until 90 days after notice is sent.

[We reserve the right not to accept a premium payment other than a Planned Premium for up to 6 months from the date a Partial Cash Withdrawal is paid to You, except We will accept a premium payment required to keep the Insurance in force.]

The total premiums paid in a Certificate Year may not exceed the maximum We set for that year. When We set the maximum for total premiums paid in a Certificate Year, We will take account of requirements in federal legislation. We will return to You any premiums paid in a Certificate Year which exceed the maximum.

3.   GRACE PERIOD

[If You are paying under the Payroll Deduction Plan and if the sum of the Cash Surrender Value on any Monthly Anniversary plus the Planned Premiums deducted from Your salary for that month is less than the Monthly Deduction for that month, there will be a Grace Period of 62 days after that anniversary to pay an amount that will cover the Monthly Deduction. We will send You and any assignee on Our records at last known addresses a notice of the Grace Period.]

[If You are not paying under the Payroll Deduction Plan and if the Cash Surrender Value on any monthly anniversary is less than the Monthly Deduction for that month, there will be a Grace Period of 62 days after that anniversary to pay an amount that will cover the Monthly Deduction. We will send You and any assignee on Our records at last known addresses a notice of the Grace Period.

If We do not receive a sufficient amount by the end of the Grace Period, Your Certificate will then end without value.

If You die during the Grace Period, We will pay the Death Benefit minus any loan and loan interest and minus any overdue Monthly Deduction.]

Form G.24300A(2003)                    15

4.   REINSTATEMENT

If the Grace Period has ended and You have not paid an amount that will cover the Monthly Deduction, You may request that this coverage be reinstated while You are alive provided:

(a)  You have not surrendered this Certificate for its Cash Surrender Value; and

(b)  This Plan has not ended; and

[(c) You have not elected a Paid-up Benefit under this Certificate; and

(d) You ask for reinstatement within 3 years after the end of the Grace Period; and

(e)  You provide evidence of Your insurability satisfactory to Us; and

(f) You pay the Monthly Deductions due through the end of the Grace Period plus the next 2 Monthly Deductions.

When You ask for reinstatement We will tell You the minimum amount You are required to pay to reinstate Your coverage. We will also tell You what the Cash Value and Cash Surrender Value will be at the date of reinstatement.

[If Your reinstatement occurs during the first 24 months from the Effective Date of Certificate and You have not made any loans or Partial Cash Withdrawals, the minimum amount required by Us will be the Minimum Premium required as of that date less the premiums You have already paid. Otherwise, the minimum amount required by Us will be an amount such that the Cash Surrender Value at the date of reinstatement is sufficient to keep the coverage in force for at least 2 months after the date of reinstatement.]

The Cash Surrender Value at the time of reinstatement will be based on the Cash Surrender Value at the start of the Grace Period less the Monthly Deductions through the end of the Grace Period and the premium paid at reinstatement. Any surrender charge will be based on the date of reinstatement, the date of any increase in Specified Amount for which You provided evidence of Your insurability satisfactory to Us and the premiums paid.

The effective date of the reinstated coverage will be the Monthly Anniversary on or next following the date We approve the request.]

5.   CONTINUATION OF INSURANCE

[If the Planned Premiums are not paid periodically as planned, the Insurance will remain in force as long as the Cash Surrender Value is sufficient to cover the Monthly Deduction. However, the Insurance will not continue beyond the Final Date of Certificate.]

On any Monthly Anniversary when the Cash Surrender Value is less than the Monthly Deduction for that month, the Grace Period provision will apply [; except, during the first 2 Certificate Years, Your Certificate will remain in force if the total premiums You have paid as of that Monthly Anniversary are equal to the Minimum Premiums required as of that date and no Partial Cash Withdrawals or loans have been taken.]

If the Covered Person is living on the Final Date of Certificate and the Insurance is then in force, We will pay You the Cash Surrender Value [unless We receive Your request, prior to the Final Date of Certificate, to continue the Covered Person's coverage under this Certificate. If We receive such request We will:

(a) continue the Covered Person's Certificate with a Death Benefit equal to the Cash Surrender Value;

(b) pay You the Cash Surrender Value when You request it, or pay Your Beneficiary after We receive proof of the Covered Person's death;]

Form G.24300A(2003)                    16

[(c) stop the following deductions as of the Final Date of Certificate:

     (i)   the monthly cost of the Insurance;

     (ii)  any Administration Charge; and

     (iii) the monthly cost of any riders.]

The Planned Premium shown on the Certificate Specifications page may not provide coverage to the Final Date of Certificate. The period for which coverage will continue will be affected by:

(a)  the amount, time and frequency of premium payments;

(b)  changes in the Specified Amount [and Death Benefit option;]

(c) changes in interest credits, the value in the Separate Account due to the performance of the Investment Divisions selected, and the Cost of Insurance;

(d) changes in applicable Charges, but not to exceed any maximum charge specified[;]

(e)  any Partial Cash Withdrawals or loans under this Certificate[; and

(f)  deductions for additional riders.]

                           IX. TERMINATION/PORTABILITY

1.   WHEN THE COVERED PERSON'S DEATH BENEFIT ENDS

Your Certificate will no longer be in force on the earliest of the following:

a. the date You surrender Your Certificate and We pay You the Cash Surrender Value, if any;

b.   the date of the Covered Person's death;

c.   the Final Date of Certificate;

d. the date the Cash Surrender Value is not sufficient to cover the Monthly Deduction and the Grace Period has ended;

[e. the date the Cash Surrender Value is not sufficient to cover the collateral for the Loan Account and the Grace Period has ended;

f.   the date the Employer ends its participation in This Plan;

g. the date This Plan is changed to end coverage for the class or classes of employees of which You are a member;

h.   the date MetLife ends This Plan pursuant to the following.

We reserve the right to terminate This Plan if any one of the following occurs:

(1) during any one year period This Plan is in effect, the total of the Specified Amounts in effect for all participating employees of the Employer is diminished by more than 15%; or

(2) if the Employer is providing a Competing Plan to eligible employees of This Plan; or]

Form G.24300A(2003)                    17

[(3) if the total number of employees participating in This Plan falls below 20% of the total number of employees eligible to participate in This Plan.

In the event We decide to exercise Our right to terminate This Plan, We will provide 90 days notice to the Employer, the Policyholder and all Certificateholders.]

[If This Plan ends for any reason and there is a Competing Plan, the Covered Person's Death Benefit will end if You are participating in the Payroll Deduction Plan. In this event, We reserve the right to pay You or the succeeding carrier, over a period of the next 5 years, the Cash Surrender Value of Your Certificate divided into annual (or more frequent) installments. If the payout is delayed in excess of 30 days, We will credit interest on any unpaid balance at a rate of not less than 3% per annum.]

2.   PORTABILITY OPTION

You are eligible to continue the Covered Person's Insurance under This Plan if:

[a.  This Plan ends and there is no Competing Plan; or

b.   Your employment with the Employer ends; or

c. Coverage for the class or classes of employees of which You are a member ends and there is no Competing Plan; or

d.   You retire; and

e.   You have not elected Paid-up Benefits, and

f. Your Certificate has been in force for more than 2 years since the Effective Date of Certificate.]

In such event, We will automatically continue Your Insurance on the terms and conditions described in this Certificate, unless We are notified by You to the contrary.

When We continue Your Insurance under the Portability Option the following will occur:

1. You will have to pay [Us] directly for Your Insurance [either on a monthly, quarterly, semi-annual, or annual] basis.

2.   [We] will bill You directly according to the payment frequency You choose.

3.   We will reduce Your Cash Value, if any, by Your Monthly Deduction.

4.   Your payments may be changed as a result of a change in premium rates.

5.   The Administrative Charge may increase.

Your Insurance under the Portability Option will end on the earliest of the dates specified in items a [-f] above under When Your Death Benefit Ends.

Form G.24300A(2003)                    18

                                 X. BENEFICIARY

1.   YOUR BENEFICIARY

The "Beneficiary" is the person or persons You choose to receive any benefit payable because of the Covered Person's death.

You make the choice in Writing on a form approved by Us. This form must be filed with the records for This Plan.

You may change the Beneficiary at any time by filing a new form with [Us]. You do not need the consent of the Beneficiary to make a change. When [We receive] a form changing the Beneficiary, the change will take effect as of the date You signed it. The change of Beneficiary will take effect even if the Covered Person is not alive when it is received.

A change of Beneficiary will not apply to any payment made by Us prior to the date the form was received by [Us].

Your choice of a Beneficiary for a personal policy issued under RIGHT TO OBTAIN A PERSONAL POLICY OF LIFE INSURANCE ON THE COVERED PERSON'S LIFE will be effective for This Plan as well.

2.   MORE THAN ONE BENEFICIARY

If, when the Covered Person dies, more than one person is the Beneficiary, they will share in the benefits equally, unless You have chosen otherwise.

3.   DEATH OF A BENEFICIARY

A person's rights as a Beneficiary end [if:

     (a)  that person dies before the Covered Person's death occurs; or

     (b)  that person dies at the same time the Covered Person's death occurs;
          or

     (c)  that person dies within 24 hours of the Covered Person's death.]

The share for that person will be divided among the surviving persons You have named as Beneficiary, unless You have chosen otherwise.

4.   NO BENEFICIARY AT YOUR DEATH

If there is no Beneficiary at the Covered Person's death for any amount of benefits payable because of the Covered Person's death, that amount will be [paid to Your estate. However, We may instead pay all or part of that amount to one or more of the following persons who are related to the Covered Person and who survive the Covered Person:

     (a)  parent;

     (b)  child;

     (c)  siblings.]

Any payment will discharge Our liability for the amount so paid.

Form G.24300A(2003)                    19

                         [XI. RIGHT TO OBTAIN A PERSONAL
              POLICY OF LIFE INSURANCE ON THE COVERED PERSON'S LIFE

1.   GENERAL DESCRIPTION

If the Covered Person's Death Benefit ends or is reduced for any of the reasons stated below, You have the option to buy an individual policy of life insurance ("new policy") from Us during the Application Period in accordance with the conditions and requirements of this section. This is referred to as the "option to convert". Evidence of the Covered Person's insurability will not be required.

2.   WHEN YOU WILL HAVE THE OPTION TO CONVERT

     You will have the option to convert when:

..    the Covered Person's Death Benefit ends because:

     . the Plan ends provided Your Death Benefit under This Plan has been in effect for 5 years; or

     . This Plan is amended to end Death Benefits for an eligible class of which You are a member, provided Your Death Benefit under This Plan has been in effect for at least 5 years; and

     .    You did not accept the Portability Option (see Section IX, page 18.)

..    the Covered Person's Death Benefit is reduced:

     . on or after the date You attain age 60-80 in any increment or series of increments aggregating 20% or more of the amount of Your Death Benefit in effect before the first reduction due to Your age;

     .    because You change from one eligible class to another; or

     .    due to an amendment of the Plan.

If You opt not to convert a reduction in the amount of the Covered Person's Death Benefit as described above, You will not have the option to convert that amount at a later date.

A reduction in the amount of the Covered Person's Death Benefit as a result of the payment of an accelerated benefit will not give rise to a right to convert under this section.

3.   APPLICATION PERIOD

If You opt to convert the Covered Person's Death Benefit for any of the reasons stated above, We must receive a completed conversion application form from You within the Application Period described below.

If You are given Written notice of the option to convert within 15 days before or after the date the Covered Person's Death Benefit ends or is reduced, the Application Period begins on the date that such Death Benefit ends or is reduced and expires 31 days after such date.

If You are given Written notice of the option to convert more than 15 days after the date the Covered Person's Death Benefit ends or is reduced, the Application Period begins on the date such Death Benefit ends or is reduced and expires 15 days from the date of such notice. In no event will the Application Period exceed 91 days from the date the Covered Person's Death Benefit ends or is reduced.]

Form G.24300A(2003)                    20

                         [XI. RIGHT TO OBTAIN A PERSONAL
       POLICY OF LIFE INSURANCE ON THE COVERED PERSON'S LIFE - (CONTINUED)

4.   OPTION CONDITIONS

The option to convert is subject to these conditions:

..    Our receipt within the Application Period of:

     .    Your Written application for the new policy; and

     .    the premium due for such new policy;

..    the premium rates for the new policy will be based on:

     .    Our rates then in use;

     .    the form and amount of insurance;

     .    the Covered Person's class of risk; and

     . the Covered Person's attained age when the Covered Person's Death Benefit ends or is reduced;

..    the new policy may be on any form then customarily offered by Us, excluding term insurance;

..    the new policy will be issued without an accidental death and dismemberment benefit, a continuation benefit, an accelerated benefit option, a waiver of premium benefit or any other rider or additional benefits; and

..    the new policy will take effect on the 32nd day after the date the Covered
     Person's Death Benefit ends or is reduced; this will be the case regardless of the duration of the Application Period.

5.   MAXIMUM AMOUNT OF THE NEW POLICY

If the Covered Person's Death Benefit ends due to the end of this Plan, the maximum amount of insurance that You may elect for the new policy is the lesser of:

..    the Specified Amount of the Covered Person's Death Benefit that ends under the Plan; less

..    the amount of life insurance for which You become eligible under any group policy within 31 days after the date the Death Benefit ends under the Plan; or

..    $2,000 - $10,000.

If the Covered Person's Death Benefit ends for any other reason or is reduced, the maximum amount of insurance that You may elect for the new policy is the amount of Your Death Benefit which ends under the Plan.

IF THE COVERED PERSON DIES WITHIN 31 DAYS AFTER THE COVERED PERSON'S DEATH BENEFIT ENDS

If the Covered Person dies within 31 days after the Covered Person's Death Benefit ends, Proof of the Covered Person's death must be sent to Us. When We receive such Proof with the claim, We will review the claim and if We approve it, We will pay the Beneficiary the amount of Death Benefit that the Covered Person was entitled to convert less any due and unpaid premium.

This subsection only applies if an application for a new policy for the Covered Person was not received by Us during the Application Period. We will not pay insurance under both a new policy applied for during the Application Period and this subsection.]

Form G.24300A(2003)                    21

            [XII. IF THE COVERED PERSON IS AGE 70 OR OLDER OR RETIRED

(1) If You are not retired from A.B.C. Company, but are no longer employed and paid for services by A.B.C. Company on a full-time basis, as determined by A.B.C. Company, the Covered Person's Specified Amount will be reduced to five times the amount of the Cash Value, on the date the Covered Person becomes age 70 provided that in no event will the Specified Amount:

     (a)  exceed the Covered Person's current Specified Amount; or

     (b)  be less than $10,000 - $50,000.

     Any adjustment in the Specified Amount will automatically adjust the Death Benefit by the same amount, subject to the Minimum Death Benefit [(see page
     7)].

     While You are employed and paid for services by A.B.C. Company on a full-time basis, as determined by A.B.C. Company, the Covered Person's Specified Amount will not be adjusted.

     We reserve the right to delay and/or waive any adjustment.]

                             [XIII. PAID-UP BENEFITS

1.   COVERAGE

At any time while This Plan is in effect for You, You may elect to terminate the Covered Person's Death Benefit and use all or part of the Cash Surrender Value as a Gross Single Premium for a Paid-up Benefit under this Certificate. If You elect to do this, benefits provided under any applicable Certificate Rider, (see Certificate Specifications page) will end on the day before the Covered Person becomes covered for Paid-up Benefits. You will receive a new Certificate Specifications page if You elect a Paid-up Benefit. If You elect a Paid-up Benefit, the election cannot be reversed. [No dividends are payable with respect to a Paid-Up Benefit.]

The maximum rates used to determine the Gross Single Premium for a Paid-up Benefit will be based on the 2001 Commissioners Standard Ordinary Table. The interest rate will be an annual minimum rate of 3%, and an expense charge will not be applied.

You may choose the amount of Paid-up Benefit, provided that:

(1) the Covered Person's Cash Surrender Value must be sufficient to cover the Gross Single Premium required for the amount chosen; and

(2)  the amount must be at least $10,000; and

(3) the amount cannot exceed the amount of Death Benefit for which the Covered Person was covered under This Plan immediately before electing a Paid-up Benefit.

Any amount of the Covered Person's Cash Surrender Value that is in excess of the Gross Single Premium used for the Covered Person's Paid-up Benefit will be returned to You in cash.

Any change in Beneficiary from the Beneficiary You named for the Covered Person's Death Benefit must be filed with Us.]

Form G.24300A(2003)                    22

2.   CASH VALUE

The Covered Person's Paid-up Benefit has a cash value while the Covered Person is alive.

The cash value at any time will equal the Net Single Premium at the Covered Person's attained age for the amount of the Covered Person's Paid-up Benefit, using the same basis as We used to determine the amount of Paid-up Benefit.

We will pay You the cash value of the Covered Person's Paid-up Benefit under the same conditions as if You surrender Your Certificate for the full Cash Surrender Value of the Death Benefit (see page 12).

You will not be permitted to obtain cash by taking a Partial Cash Withdrawal [or a loan].

3.   WHEN PAID-UP BENEFITS END

If You request and are paid the cash value, this Certificate and all of Our obligations under it will end. Otherwise, the Paid-up Benefit will continue until the Covered Person's death and We will pay the Paid-up Benefit to the Beneficiary after We receive proof of the Covered Person's death.]

                   [XIV. TERMINATION OF MARRIAGE OR YOUR DEATH

If your marriage to the Covered Person ends while the Covered Person is still covered for an amount of insurance, We will pay You the Cash Surrender Value (see page 5). Coverage under this Certificate will end. If You die while the Covered Person is still covered for an amount of Insurance, We will pay Your estate the Cash Surrender Value (see page 5). Coverage under this Certificate will end. In the event of termination of marriage or Your death, the Covered Person may make written request to remain insured under this Plan. If such request is made We will issue a Certificate to the Covered Person setting forth the applicable benefits.]

                            [XV.] GENERAL PROVISIONS

1.   OPTIONAL TYPES OF PAYMENT

Payments which are provided under this Certificate may be made in other than a lump sum. [Details on the payment options may be obtained from Us.]

2.   ENTIRE CONTRACT

Your insurance is provided under a contract of group insurance with the Policyholder. The entire contract with the Policyholder is made up of the following:

..    the Group Policy and its Exhibits, which include the certificate(s);

..    the Policyholder's application; and

..    the amendments and/or endorsements to the Group Policy.

Form G.24300A(2003)                    23

3.   STATEMENTS MADE BY YOU WHICH RELATE TO INSURABILITY

Any statement made by You will be considered a representation and not a warranty. We will not use such statement to avoid insurance, reduce benefits or defend a claim unless the following requirements are met:

..    the statement is in a Written application or enrollment form,

..    You have signed the application or enrollment form; and

..    A copy of the application or enrollment form has been given to You or Your
     Beneficiary.

We will not use Your statements which relate to insurability to contest life insurance after it has been in force for at least 2 years during Your life [unless the statement is fraudulent]. In addition, We will not use such statements to contest an increase or benefit addition to such insurance after the increase or benefit has been in force for 2 years during Your life [unless the statement is fraudulent].

[In the case of reinstatement of Your insurance, no such statement made by You during the application for reinstatement will be used at all after such insurance has been in force prior to the contest and after the reinstatement for a period of two years during the lifetime of a person to whom the statement applies [unless the statement is fraudulent].]

4.   CERTIFICATE

If the Group Policy is amended by changes which affect the description of the essential features of insurance contained in this Certificate, a supplement to this Certificate or a revised Certificate reflecting such changes will be issued. In addition, if benefits described in this Certificate are changed upon Your request, a new Certificate Specifications page or a Certificate Rider, or a revised Certificate reflecting such change will be issued. This Certificate supersedes and replaces any previously issued Certificates.

[5.  APPLICANT OWNER

The Applicant Owner is the sole owner of all rights, title and interest under this Certificate and is named as the Applicant Owner on the Certificate Specifications page.

When referring to the rights, title, and interest provided under this Certificate, the terms "You/Your" will mean the Applicant Owner for purposes of such rights, title and interest. The terms "You/Your" will continue to mean the Insured person for purposes of identifying the employee under This Plan.

An individual or entity may apply for coverage on the Covered Person's life as an Applicant Owner under this Certificate provided the following conditions are met:

1) Coverage has been applied for on a Written form satisfactory to Us that has been Signed by the Applicant Owner and Covered Person; and

2) No one else is an Applicant Owner and there is no assignee under this Certificate with respect to this Covered Person's coverage.

We are not responsible for the validity of an Applicant Owner designation other than as required by applicable law.]

[6.] ASSIGNMENT

[You may assign Your rights, title and interest under this Certificate as a gift or as a viatical assignment as described below.

Once assigned, when referring to the rights, title, and interest provided under this Certificate, the term "You/Your" will mean the assignee(s) for purposes of such rights, title and interest. The terms "You/Your" will continue to mean the Insured person for purposes of identifying the employee under This Plan.]

Form G.24300A(2003)                    24

[We will recognize the assignee(s) under such assignment as owner(s) of Your rights, title and interest in this Certificate if:

..    a Written form satisfactory to Us, affirming this assignment, has been completed;

..    the Written form has been Signed by You and the assignee(s);

..    the insurance being assigned is in force on the life of the assignor;

..    the Written form is delivered to Us for recording; and

Viatical assignments may only be made after the insurance being assigned has been in force for 2 years under the Employer's plan. However, you may make a viatical assignment before the end of the 2 year period if as a result of sickness or injury You are expected to die within 6-12 months. Proof of this must be provided to Us. We may also request an exam by a Physician of Our choice, at Our expense.

We are not responsible for the validity of an assignment other than as required by applicable law.]

[7.  SUICIDE

The Death Benefit or Paid-up Benefit will not be paid if the Covered Person commits suicide, while sane or insane, within 2 years from the Effective Date of Certificate. Instead we will pay the Beneficiary an amount equal to all premiums paid, without interest, less any loan and loan interest and less any Cash Withdrawals. If the Covered Person commits suicide, while sane or insane, more than 2 years after the Effective Date of Certificate but within 2 years from the effective date of any increase in the Death Benefit, our liability with respect to such increase will be limited to its cost.]

[8.] AGE

If the Covered Person's Date of Birth is not correct as shown on the Certificate Specifications page, We will adjust the benefits under this Certificate. The adjusted benefits will be those that the sum of the Monthly Deductions taken for the period in force would have provided at the correct age.

[9.] COMPUTATION OF RATES

[The maximum insurance rates are shown in Section XVI.]

[10.] CHANGES IN CERTIFICATE COST FACTORS

Certificate Cost Factors are interest rates, Cost of Insurance rates, expense charges and Administrative Charges. Changes in Certificate Cost Factors will be by class and based on changes in future expectations for such elements as investment earnings, mortality, persistency, expenses and taxes. Any change in Certificate Cost Factors will be determined in accordance with procedures and standards on file, if required, with the insurance supervisory official of the jurisdiction in which the Group Policy is delivered. Certificate Cost Factors for in-force Certificates will be reviewed at least once every five years to determine whether an adjustment in Certificate Cost Factors should be made.

[11.] [ANNUAL] REPORTS

[Each year, if there has been an amount in the Fixed Account or any of the Investment Divisions of the Separate Account at the end of any of the preceding 12 Certificate Months], We will send You a report showing the current Death Benefit, allocation of Net Premiums and Cash Value for this Certificate.

It will also show the amount and type of credits to and deductions from the Fixed Account or Investment Divisions of the Separate Account [during the past Certificate Year].

Form G.24300A(2003)                    25

The report will also include any other information required by the insurance supervisory official of the jurisdiction in which this Certificate is delivered.

[We may, at our option, provide reports more frequently than on an annual basis (e.g., semi-annually or quarterly).]

[12.] RIGHT TO CHANGE THIS CERTIFICATE

We reserve the right to make changes in this Certificate or any Certificate Riders in order to comply with applicable laws and regulations. Any such change will apply to all Certificates under This Plan. We also will give the Insured Written notice of any such change.

[13.] ILLUSTRATION OF FUTURE BENEFITS

At any time, We will provide an illustration of the future benefits and values under Your Certificate. You must ask in Writing for this illustration [and pay the service fee set by Us.]

[14.] CONFORMITY WITH LAW

If the terms and the provisions of this Certificate do not conform to any applicable law, this Certificate shall be interpreted to so conform.

[15.] FILING A CLAIM

Contact Us to obtain a claim form. At that time, We will send the claim form to the beneficiary of record.

When We receive the completed claim form and Proof, We will review the claim. If We approve the claim, We will pay benefits subject to the terms and provisions of this Certificate and the Group Policy.

A claimant should send Us Proof as soon as is reasonably possible after the death of an insured.

Form G.24300A(2003)                    26

      [XVI.] TABLE OF GUARANTEED MAXIMUM RATES FOR EACH $1,000 OF INSURANCE

[Attained   Monthly   Attained   Monthly
   Age       Rate        Age      Rate
---------   -------   --------   -------
    17       0.297       56       2.420
    18       0.317       57       2.650
    19       0.327       58       2.877
    20       0.333       59       3.140
    21       0.337       60       3.467
    22       0.340       61       3.863
    23       0.347       62       4.327
    24       0.353       63       4.823
    25       0.363       64       5.347
    26       0.380       65       5.883
    27       0.390       66       6.423
    28       0.387       67       6.987
    29       0.383       68       7.580
    30       0.380       69       8.230
    31       0.377       70       8.980
    32       0.380       71       9.903
    33       0.387       72      10.980
    34       0.397       73      12.107
    35       0.413       74      13.320
    36       0.437       75      14.650
    37       0.463       76      16.147
    38       0.497       77      17.890
    39       0.530       78      19.907
    40       0.573       79      22.160
    41       0.623       80      24.673
    42       0.683       81      27.400
    43       0.757       82      30.273
    44       0.840       83      33.407
    45       0.923       84      36.897
    46       1.010       85      40.787
    47       1.083       86      45.057
    48       1.140       87      49.663
    49       1.213       88      54.553
    50       1.303       89      59.677
    51       1.420       90      64.760
    52       1.567       91      69.757
    53       1.737       92      74.980
    54       1.943       93      80.487
    55       2.173       94      82.333]

Form G.24300A(2003)                    27

                                 [XVII. NOTICES

This Certificate is of value to You. It should be kept in a safe place. Your Beneficiary should know where the Certificate is kept.

No agent has the authority to accept or to waive the required proof of a claim.

As soon as the Covered Person's benefits end, You should consult Your Employer if You are paying under the Payroll Deduction Plan or MetLife if You are not paying under the Payroll Deduction Plan to find out what rights, if any, You may have to continue the Covered Person's protection.

Our Home Office is located at 200 Park Avenue, New York, New York 10166. Our Administrative Office is located at 190 Carondelet Plaza St. Louis, MO 63105.]

Form G.24300A(2003)                    28

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                One Madison Avenue, New York, New York 10010-3690

CERTIFICATE RIDER

GROUP POLICY NO.:   [XXXXX]

POLICYHOLDER:       [ANYCOMPANY]

EFFECTIVE DATE:     [APRIL 19, 2002]

The certificate is changed as follows:

The definition of Domestic Partner stated below is added as of the above effective date.

     DOMESTIC PARTNER means each of two people, [of the same sex,] one of whom is a[n Employee] of the [Policyholder,] who [represent themselves publicly as each other's domestic partner and have:

          . registered as domestic partners or members of a civil union with a government agency or office where such registration is available; or

          .    submitted a domestic partner affidavit to the Policyholder.

     The domestic partner affidavit must be notarized, signed by both parties, and establish that:

          .    each person is 18 years of age or older;

          .    neither person is married;

          . neither person has had another domestic partner within 6 months prior to the enrollment date for insurance for the Domestic Partner under the Group Policy;

          . they have shared the same residence for at least 6 months prior to the date they enroll for insurance for the Domestic Partner under the Group Policy;

          . they are not related by blood in a manner that would bar their marriage in the jurisdiction in which they reside;

          . they have an exclusive mutual commitment to share the responsibility for each other's welfare and financial obligations which commitment existed for at least 6 months prior to the date they enroll for insurance for the Domestic Partner under the Group Policy, and such commitment is expected to last indefinitely; and]


GCR02-DP

     [The domestic partner affidavit must be notarized, signed by both parties, and establish that: (CONTINUED)

          . 2 or more of the following exist as evidence of joint responsibility for basic financial obligations:

               .    a joint mortgage or lease;

               . designation of the Domestic Partner as beneficiary for life insurance or retirement benefits;

               . joint wills or designation of the Domestic Partner as executor and/or primary beneficiary;

               . designation of the Domestic Partner as durable power of attorney or health care proxy;

               . ownership of a joint bank account, joint credit cards or other evidence of joint financial responsibility; or

               .    other evidence of economic interdependence.

The Policyholder will review the domestic partner affidavit and determine whether to accept the request to insure the Domestic Partner.

The Policyholder will inform the employee of its decision.]

THIS RIDER IS TO BE ATTACHED TO AND MADE A PART OF THE CERTIFICATE.


GCR02-DP

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                           [ New York, New York 10166]

                         RIDER: DEPENDENT LIFE BENEFITS

This Rider is a part of the Certificate to which it is attached if Dependent Life Benefits is referred to on the Certificate Specifications page.

                           I. DEPENDENT LIFE BENEFITS

1.   COVERAGE

If a Dependent dies while Dependent Life Benefits are in effect for that Dependent, We will pay the amount of Dependent Life Benefits that are in effect for that Dependent on the date of that Dependent's death.

2.   PAYMENT OF BENEFITS

Unless You have designated on Your request form a Beneficiary other than Yourself to receive these benefits, the benefits will be paid to [:

(a)  You, if You survive the Dependent; or

(b)  Your estate, if the Dependent dies at the same time Your death occurs; or

(c)  Your estate, if the Dependent dies within 24 hours of Your death.]

If You have designated on Your request form a Beneficiary other than Yourself to receive these benefits, the benefits will be paid to the person or persons You have designated.

[You must name the Beneficiary on a form approved by Us. This form must be filed with the records for This Plan.

You may change the Beneficiary at any time by filing a new form with Us. You do not need the consent of the Beneficiary to make a change. When We receive a form changing the Beneficiary, the change will take effect as of the date You signed it. The change of Beneficiary will take effect even if You are not alive when it is received.

A change of Beneficiary will not apply to any payment made by us prior to the date the form was received by Us.]

If, when the Dependent dies, more than one person is the Dependent's Beneficiary, they will share in the benefits equally, unless You have chosen otherwise.

A person's rights as a Beneficiary end [if:

(a)  that person dies before the Dependent dies; or

(b)  that person dies at the same time the Dependent dies; or ]

[(c) that person dies within 24 hours of the Dependent's death.]


Form G.24300-1

The share for that person will be divided among the surviving persons You have named as Beneficiary, unless You have chosen otherwise.

If there is no Beneficiary at the Dependent's death for any amount of benefits payable because of the Dependent's death, that amount will be [paid to You, if still living, otherwise to Your estate. However, We may instead pay all or part of that amount to one or more of the following persons who are related to that Dependent and who survive that Dependent:

(a)  parent;

(b)  child;

(c)  brother;

(d)  sister.

Any payment will discharge Our liability for the amount so paid.]

[3.  OPTIONAL TYPES OF PAYMENT

Payment of any amount of Dependent Life Benefits may be made in installments instead of one sum. Details on the payment options may be obtained from Us.]

                                 II. DEFINITIONS

[1.  "Dependent" means Your spouse or Your unmarried natural child except for:

     (a) a person who is in the military or like forces of any country or of any subdivision of a country;

     (b) a person who is eligible under This Plan as an employee of the employer;

     (c)  a person who lives outside the United States or Canada

     (d) a child who is 19 years of age or older and who is employed on a full-time basis;

     (e) a child who is 19 years of age or older and who is not a full-time student at an accredited school, college or university that is licensed in the jurisdiction where it is located; or

     (f)  a child who is 23 years of age or older.

Subject to the same conditions which apply to a natural child, child also includes:

     (a) Your child who is legally adopted (including a child from the date of placement with the adopting parents until the legal adoption);

     (b)  Your stepchild (including the child of Your Domestic Partner); and

     (c) A child who is supported solely by You and permanently living in the home of which you are the head.

If a Dependent child is covered on the day before that child has reached the applicable age limit, that child will continue to be a Dependent after the age limit as long as:

     (a) that child is and remains unable to work in self-sustaining employment because of:

          (i)  physical handicap; or

          (ii) mental retardation ; and]


Form G.24300-1

     [(b) that child is and remains chiefly dependent upon You for support; and

     (c) that child is and remains a Dependent, as defined, except for the age limit; and

     (d) You give us proof, when We ask for it, that the child is and remains so unable to work and dependent on You since the age limit. We will not ask for proof more than once a year. The proof must be satisfactory to Us.

     No person may be covered as a Dependent of more than one employee of the employer.

2.   "Normal Activities" means that a person:

     (a)  is not confined in a hospital; or

     (b) is not confined at home under the care of a Doctor for a sickness or injury; or

     (c) is not receiving or entitled to receive any disability income from any source due to sickness or injury.

3.   "Hospitalized" means that a person has received:

     (a)  inpatient hospital care; or

     (b)  care in

          (i)  a hospice; or

          (ii) an intermediate care facility; or

          (iii) a long term care facility; or

     (c)  chemotherapy; or

     (d)  radiation therapy; or

     (e)  dialysis treatment.

4. "Beneficiary" means the person or persons You name to receive any benefit payable because of the Dependent's death.

5.   "Doctor" means a person legally licensed to practice medicine.]

                                III. ELIGIBILITY

[You are eligible for Dependent Life Benefits on the later of:

(a)  the Effective Date of Certificate; and

(b)  the date You first acquire a Dependent.

Such later date is Your Eligibility Date.]


Form G.24300-1

                 IV. EFFECTIVE DATES OF DEPENDENT LIFE BENEFITS

[1.  REQUEST FORMS

You must make a written request for Dependent Life Benefits. The requested forms will be provided by Us. You must be actively at work as an employee of the employer on the date You make such request.

2.   IF TIMELY REQUEST IS MADE

A timely request is one that is made on or prior to the date three months after Your Eligibility Date. If You are not actively at work as an employee of the employer on Your Eligibility Date, a request will be timely if it is made on or prior to the date three months after the date You return to active work as an employee of the employer.

If You make timely request for Dependent Life Benefits, Your Dependent Life Benefits will become effective on the latest of:

(a)  Your Eligibility Date; and

(b)  the Effective Date of Certificate; and

(c)  the date of Your request;

except that if, on the date You become covered under This Plan for Dependent Life Benefits, a Dependent:

(1) has been Hospitalized in the last three months prior to the date You make a request for Dependent Life Benefits; or

(2)  is then Hospitalized; or

(3)  is not then able to perform Normal Activities;

then evidence of the good health of each such Dependent must be given to Us.

3.   IF LATE REQUEST IS MADE

If a request is not a timely request, it is a late request.

If You make a late request for Dependent Life Benefits, evidence of the good health of each of Your Dependents must be given to Us.

4.   EVIDENCE OF GOOD HEALTH

The evidence of good health is to be given at Your expense. Your Dependent Life Benefits will become effective for each Dependent for whom evidence of good health must be given to Us on the later of:

(a) the date the evidence of the good health of such Dependent is accepted by Us as satisfactory; and

(b)  the Effective Date of Certificate.

If the evidence of the good health of any person is not accepted by Us as satisfactory:

(a) such person will be deemed not to be a Dependent for the purpose of Dependent Life Benefits; and

(b)  such person will not be covered for Dependent Life Benefits.]


Form G.24300-1

[5.  REINSTATEMENT OF BENEFITS

If Your Dependent Life Benefits end because You do not make a required payment to its cost, You may make a request to reinstate it. Such a request will be treated as if it were a late request in order to determine the effective date of Your Dependent Life Benefits.

6.   NEW DEPENDENT CHILDREN

Dependent Life Benefits with respect to a Dependent child who becomes Your Dependent while You are covered for Dependent Life Benefits will be effective on the date such child becomes your Dependent.]

                                  [V. PREMIUMS

While Dependent Life Benefits are in force, payments will be required to cover the cost of the Dependent Life Benefits in accordance with the applicable Planned Premiums. However, such payments will NOT be taken into account when We determine the Net Premiums.]

                     [VI.] WHEN DEPENDENT LIFE BENEFITS END

Dependent Life Benefits will end on the earliest of:

[1.  the date This Plan ends;

2.   the date of Your death;

3.   the date You retire;

4.   the day the Certificate to which this rider is attached becomes Paid-Up;

5. the date You surrender the Certificate and the Cash Surrender Value, if any, is paid;

6.   the date a Dependent ceases to be a Dependent as defined;

7. in the case of a Dependent spouse, the date of the Dependent spouse's 70th birthday;

8. if a payment which is required by Us for the cost of the Dependent Life Benefits is not made, the last day of the period for which a payment was made;

9.   the date You request in Writing the Dependent Term coverage be cancelled.]

   [VII.] RIGHT TO OBTAIN A PERSONAL POLICY OF LIFE INSURANCE ON THE LIFE OF A
                                    DEPENDENT

1.   APPLICATION

We will issue a personal policy of life insurance [without disability or accidental death benefits to You or a Dependent] if applied for in Writing during the Application Period. The Application Period is the 31 day period after the date the Dependent Life Benefits on that Dependent ends because:

(a) This Plan ends[, but only if the Dependent Life Benefits on that Dependent had been in effect under This Plan for at least 5 years]; or

[(b) This Plan is changed to end the Dependent Life Benefits for Your class; but only if the Dependent Life Benefits on that Dependent had been in effect under This Plan for at least five years; or

(c) the Dependent no longer qualifies as a Dependent as defined in DEFINITIONS; or]


Form G.24300-1

[(d) Your Dependent spouse becomes age 70; or

(e)  You retire; or

(f)  the Covered Person becomes covered for Paid-Up Benefits; or

(g) You are paid the Cash Surrender Value of the Death Benefit in effect on the Covered Person's life; or]

[(h)] You die.

Proof that the Dependent is insurable is not required by Us.

2.   CONDITIONS

The personal policy will be issued to the Dependent subject to these conditions:

(a) It will be on one of the forms then usually issued by Us[, except Term Insurance]; and

(b)  It will not take effect until after the Application Period ends; and

(c)  The premium for the policy will be based on:

     (1)  the class of risk to which the Dependent belongs; and

     (2)  the Dependent's age on the effective date of the policy; and

     (3)  the form and amount of the policy; and

(d) if item 1(a) [or 1(b) applies to the Dependent, the amount of the policy will not be more than the lesser of:

     (1) the amount of Dependent Life Benefits on that Dependent on the date the Dependent Life Benefits ends, less any amount of life insurance on the life of that Dependent for which You or the Dependent may be eligible under any group policy which takes effect within 31 days after the Dependent Life Benefits on that Dependent ends; and

     (2)  $2,000 - $10,000;] and

[(e)] [If item 1(b), 1(c), 1(d), 1(e), 1(f), 1(g) or 1(h) applies to the
      Dependent, the amount of the policy will not be more than five timesthe amount of Dependent Life Benefits on that Dependent on the date the Dependent Life Benefits ends.]

3.   IF THE DEPENDENT DIES DURING THE APPLICATION PERIOD

If the Dependent dies during the Application Period, We will pay a death benefit. The payment of the death benefit will be in the same manner as if the Dependent Life Benefits on that Dependent had been in effect on the date of that Dependent's death. The amount of the death benefit will be [the amount which was in effect on the day prior to the date the person ceases to be a Dependent, unless, pursuant to item 2(d) or 2(e), the person applied for another amount of life insurance for which a personal policy could have been issued, in which case the amount of the death benefit will be the amount of the life insurance applied for.]

This death benefit will be paid even if the Dependent did not apply for a personal policy.


Form G.24300-1

         VIII. GENERAL PROVISIONS APPLICABLE TO DEPENDENT LIFE BENEFITS

[1.  STATEMENTS MADE BY YOU WHICH RELATE TO INSURABILITY

Any statement made by You, on behalf of any of Your Dependents, or Your Dependent will be deemed a representation and not a warranty.

No such statement made by You, on behalf of any of your Dependents, or Your Dependent which relates to insurability will be used:

(a) in contesting the validity of the benefits with respect to which such statement was made; or

(b)  to reduce the benefits;

unless the conditions listed in items (1) and (2) below have been met.

(1) The statement must be contained in a written application which has been signed by You or Your Dependent.

(2) A copy of the application has been furnished to You or to the Beneficiary of the Dependent Life Benefits.

No such statement made by You, on behalf of any of Your Dependents, or Your Dependent will be used at all after such benefits have been in force prior to the contest for a period of two years during the lifetime of the person to whom the statement applies.

2.   SUICIDE

The Dependent Term Insurance will not be paid if the Dependent commits suicide, within 2 years from the effective date of the Dependent's coverage. Instead, we will pay the Beneficiary an amount equal to all contributions paid, without interest. If the Dependent commits suicide, more than 2 years after the effective date of the Dependent's coverage but within 2 years from the effective date of any increase in the Dependent Term Insurance, our liability with respect to such increase will be limited to its cost.

3.   ADDITIONAL PROVISIONS

The Dependent Life Benefits under This Plan do not at any time provide paid-up insurance, or loan or cash value.]

                                METROPOLITAN LIFE INSURANCE COMPANY,[


                                /s/ C. Robert Henrikson
                                ------------------------------------------------
                                C. Robert Henrikson
                                Chairman, President and Chief Executive Officer]


Form G.24300-1

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                           [New York, New York 10166]

                        RIDER: ACCIDENTAL DEATH BENEFITS

This Rider is a part of the Certificate to which it is attached if Accidental Death Benefits are referred to on the Certificate Specifications page. The Accidental Death Benefits are subject to all of the terms and conditions as specifically stated in this Rider. In all other respects, Accidental Death Benefits shall be administered as part of the Certificate to which this Rider is attached.

1.   COVERAGE

If a Covered Person dies in an accident, we will pay Accidental Death Benefits:

(a) if the accident occurs while the Covered Person is covered for Accidental Death Benefits; and

(b)  if that accident is the sole cause of death[; and

(c) if that death occurs not more than one year after the date of that accident; and

(d)  if that death occurs before the Covered Person is 70 years old].

2.   DEFINITIONS

[(a) "Covered Person means the person named on the Certificate Specifications page.

(b) "Occupational Injury" means an injury which happens in the course of any work performed by the Covered Person for wage or profit.

(c)  "Normal Activities" means that a person:

     (1)  is not confined in a hospital; or

     (2) is not confined at home under the care of a Doctor for a sickness or injury; or

     (3) is not receiving or entitled to receive any disability income from any source due to sickness or injury.

(d)  "Hospitalized" means that a person has received:

     (1)  inpatient hospital care; or

     (2)  care in

          (i)  a hospice; or

          (ii) an intermediate care facility; or]


Form G.24300-2

          [(iii) a long-term care facility; or

     (3)  chemotherapy; or

     (4)  radiation therapy; or

     (5)  dialysis treatment.

(e)  "Doctor" means a person legally licensed to practice medicine.]

3.   ELIGIBILITY

The Eligibility Date for Accidental Death Benefits is [the Effective Date of Certificate.]

4.   EFFECTIVE DATES OF ACCIDENTAL DEATH BENEFITS

[A.  Request Forms

Written request must be made for Accidental Death Benefits. The request forms will be provided by us.

B.   If Timely Request Is Made

A timely request is one that is made on or prior to the date three months after the Eligibility Date.

If a timely request is made for Accidental Death Benefits such benefits will become effective on the later of:

(a)  the Eligibility Date; and

(b)  the date of the request;

except that if, on such later date the person to be covered:

(1) has been Hospitalized in the last three months prior to the date a request for Accidental Death Benefits has been made; or

(2)  is then Hospitalized; or

(3)  is not then able to perform Normal Activities;

then evidence of the good health of such person must be given to us.

C.   If Late Request Is Made

If a request is not a timely request, it is a late request.

If a late request is made for Accidental Death Benefits, evidence of the good health of the person to be covered must be given to us.

D.   Evidence of Good Health

The evidence of good health is to be given at the expense of the person making the request. The Accidental Death Benefits will become effective for the person for whom evidence of good health must be given to us on the later of:]


Form G.24300-2                         2

[(a) the date the evidence of the good health of such person is accepted by us as satisfactory; and

(b)  the Effective Date of Certificate.

If the evidence of the good health of any person is not accepted by us as satisfactory such person will not be covered for Accidental Death Benefits.

E.   Reinstatement of Benefits

If the Accidental Death Benefits end because of required payment to the cost of these benefits is not made, a request may be made to reinstate these benefits. Such a request will be treated as if it were a late request in order to determine the effective date of the Accidental Death Benefits.]

5.   EXCLUSIONS

We will not pay for loss of life if it in any way results from, or is caused [or contributed to] by:

(a)  physical or mental illness, diagnosis of or treatment for the illness; or

[(b) an infection, unless it is caused by an external wound that can be seen and which was sustained in an accident; or

(c)  suicide or attempted suicide; or

(d)  injuring oneself on purpose; or

(e)  the use of any drug or medicine; or

(f)  a war, or a warlike action in time of peace; or

(g) committing or trying to commit a felony or other serious crime or an assault; or

(h)  an Occupational injury.

We, at our expense, have the right to have an autopsy made where it is not against the law.]

6.   AMOUNT

The amount of Accidental Death Benefits on account of a Covered Person is the amount specified as such on the Certificate Specifications page.

7.   PAYMENT OF BENEFITS

The Accidental Death Benefits for loss of life will be paid when we receive notice and satisfactory proof of that loss. The Accidental Death Benefits for loss of life will be paid to the Beneficiary specified in the Certificate to which this Rider is attached.

8.   WHEN ACCIDENTAL DEATH BENEFITS END

[(a) If This Plan ends in whole or in part the benefits which are affected will end.

(b) These benefits will end on the day before the Covered Person becomes 70 years of age.]


Form G.24300-2                         3

[(c) These benefits will end on the day before the Covered Person becomes covered for Paid-up Benefits.

(d) These benefits will end when the full Cash Surrender Value of the Death Benefits on account of the Covered Person has been paid.

(e) These benefits will end if a payment which is required to the cost of these benefits is not made; they will end on the last day of the period for which a payment is required to be made.

9.   PREMIUMS

While Accidental Death Benefits are in force, payments will be required to the cost of these benefits in accordance with the applicable Planned Premium. However, such payments will NOT be taken into account when we determine the Net Premiums.]

                                METROPOLITAN LIFE INSURANCE COMPANY,[


                                /s/ C. Robert Henrikson
                                ------------------------------------------------
                                C. Robert Henrikson
                                Chairman, President and Chief Executive Officer]


Form G.24300-2                         4

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                           [New York, New York 10166]

      RIDER: ACCIDENTAL DEATH BENEFITS ON ACCOUNT OF YOUR DEPENDENT SPOUSE

This Rider is a part of the Certificate to which it is attached if Accidental Death Benefits on account of your Dependent Spouse are referred to on the Certificate Specifications page. The Accidental Death Benefits are subject to all of the terms and conditions as specifically stated in this Rider. In all other respects, Accidental Death Benefits shall be administered as part of the Dependent Insurance provisions of the Certificate to which this Rider is attached.

1.   COVERAGE

If your Dependent Spouse dies in an accident, we will pay Accidental Death
Benefits:

(a) if the accident occurs while you are covered for Accidental Death Benefits on account of your Dependent Spouse; and

(b)  if that accident is the sole cause of death[; and

(c) if that death occurs not more than 90 days after the date of that accident; and

(d)  if that death occurs before your Dependent Spouse is 70 years old].

2.   DEFINITIONS

[(a) "Occupational Injury" means an injury which happens in the course of any work performed by your Dependent Spouse for wage or profit.

(b)  "Normal Activities" means that a person:

     (1)  is not confined in a hospital; or

     (2) is not confined at home under the care of a Doctor for a sickness or injury; or

     (3) is not receiving or entitled to receive any disability income from any source due to sickness or injury.

(c)  "Hospitalized" means that a person has received:

     (1)  inpatient hospital care; or

     (2)  care in

          (i)  a hospice; or

          (ii) an intermediate care facility; or

          (iii) a long-term care facility; or

     (3)  chemotherapy; or]

     [(4) radiation therapy; or


Form G.24300-2A

     (5)  dialysis treatment.

(d)  "Dependent Spouse" means your spouse except for:

     (1) a person who is in the military or like forces of any country or of any subdivision of a country;

     (2) a person who is eligible under This Plan as an Employee of ABC Company; or

     (3)  a person who lives outside the United States or Canada.

(e)  "Doctor" means a person legally licensed to practice medicine.]

3.   ELIGIBILITY

[You are eligible for Accidental Death Benefits on account of your Dependent Spouse on the later of:

(a)  the Effective Date of Certificate; and

(b)  the date you first acquire a Dependent Spouse.

Such later date is your Eligibility Date.]

4. EFFECTIVE DATES OF ACCIDENTAL DEATH BENEFITS ON ACCOUNT OF YOUR DEPENDENT SPOUSE

[A.  Request Forms

You must make a written request for Accidental Death Benefits on account of your Dependent Spouse. The request forms will be provided by us. You must be actively at work as an employee of ABC Company on the date you make such a request.

B.   If Timely Request Is Made

A timely request is one that is made on or prior to the date three months after your Eligibility Date. If you are not actively at work as an employee of ABC Company on your Eligibility Date, a request will be timely if it is made on or prior to the date three months after the date you return to active work as an employee of ABC Company.

If you make a timely request for Accidental Death Benefits on account of your Dependent Spouse, such Benefits will become effective on the latest of:

(a)  your Eligibility Date; and

(b)  the Effective Date of Certificate; and

(c)  the date of your request;

except that if, on the date you become covered under This Plan for Accidental Death Benefits on account of your Dependent Spouse, such person:

(1) has been Hospitalized in the last three months prior to the date you make a request for Accidental Death Benefits on account of your Dependent Spouse; or

(2)  is then Hospitalized; or]

[(3) is not then able to perform Normal Activities;

then evidence of the good health of such Dependent Spouse must be given to us.


Form G.24300-2A                         2

C.   If Late Request Is Made

If a request is not a timely request, it is a late request.

If you make a late request for Accidental Death Benefits on account of your Dependent Spouse, evidence of the good health of such person must be given to us.

D.   Evidence of Good Health

The evidence of good health is to be given at your expense. The Accidental Death Benefits will become effective for a Dependent Spouse for whom evidence of good health must be given to us on the later of:

(a) the date the evidence of the good health of such person is accepted by us as satisfactory; and

(b)  the Effective Date of Certificate.

If the evidence of the good health of a spouse is not accepted by us as satisfactory:

(a) such person will be deemed not to be a Dependent Spouse for the purpose of Accidental Death Benefits; and

(b)  such person will not be covered for Accidental Death Benefits.

E.   Reinstatement of Benefits

If the Accidental Death Benefits on account of your Dependent Spouse end because you do not make a required payment to the cost of these benefits, you may make a request to reinstate these benefits. Such a request will be treated as if it were a late request in order to determine the effective date of the Accidental Death Benefits on account of your Dependent Spouse.]

5.   EXCLUSIONS

We will not pay for loss of life if it in any way results from, or is caused [or contributed to] by:

(a)  physical or mental illness, diagnosis of or treatment for the illness; or

[(b) an infection, unless it is caused by an external wound that can be seen and which was sustained in an accident; or

(c)  suicide or attempted suicide; or

(d)  injuring oneself on purpose; or

(e)  the use of any drug or medicine; or

(f)  a war, or a warlike action in time of peace; or

(g) committing or trying to commit a felony or other serious crime or an assault; or

(h)  an Occupational Injury.

We, at our expense, have the right to have an autopsy made where it is not against the law.]

6.   AMOUNT

The amount of Accidental Death Benefits on account of your Dependent Spouse is the amount specified as such on the Certificate Specifications page.


Form G.24300-2A                         3

7.   PAYMENT OF BENEFITS

The Accidental Death Benefits on account of your Dependent Spouse for loss of life will be paid when we receive notice and satisfactory proof of that loss. The Accidental Death Benefits for loss of life will be paid to the Beneficiary specified in the Dependent Insurance provisions of the Certificate to which this Rider is attached.

8.   WHEN ACCIDENTAL DEATH BENEFITS END

[(a) If This Plan ends in whole or in part the benefits which are affected will end.

(b) These benefits will end on the day before your Dependent Spouse becomes 70 years of age.

(c) These benefits will end on the day before the Covered Person becomes covered for Paid-up Benefits.

(d) These benefits will end when we pay you the full Cash Value of the Death Benefits on account of the Covered Person.

(e) These benefits will end if you do not make a payment which is required to the cost of these benefits; they will end on the last day of the period for which a payment is required to be made.

9.   PREMIUMS

While Accidental Death Benefits on account of your Dependent Spouse are in force, you will be required to pay for the cost of these benefits in accordance with the applicable Planned Premiums. However, such payments will NOT be taken into account when we determine your Net Premiums.]

                                METROPOLITAN LIFE INSURANCE COMPANY,[


                                /s/ C. Robert Henrikson
                                ------------------------------------------------
                                C. Robert Henrikson
                                Chairman, President and Chief Executive Officer]


Form G.24300-2A                         4

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                           [New York, New York 10166]

          RIDER: WAIVER OF [MONTHLY DEDUCTIONS] DURING TOTAL DISABILITY

This Rider is a part of the Certificate to which it is attached if it is referred to on the Certificate Specifications page.

1.   COVERAGE

The [Monthly Deductions] under this Certificate will be waived if:

[(a) you are under age 65; and

(b) you become Totally Disabled after this Certificate has been in force for one year and you continue to be Totally Disabled for at least nine months; and

(c)  you are less than 60 years old when you become Totally Disabled; and

(d)  you continue to be Totally Disabled; and

(e)  the required proof is submitted to us.]

"Total Disability" or "Totally Disabled" means [that because of a sickness or an injury:

(1)  you cannot do your job; and

(2) you cannot do any other job for which you are fit by your education, your training or your experience.]

2.   PROOF

In order for the [Monthly Deductions] to be waived we must receive proof that [items (a), (b), and (c)] of Section 1 have been complied with. We must have received this proof [either before or within one year after the Monthly Deductions were waived.] In order for the [Monthly Deductions] to continue to be waived, further proof that you continue to be Totally Disabled must be submitted to us when we ask for it. We will not ask for proof more often than once a year.

If you die while the [Monthly Deductions] are being waived we must receive proof that your Total Disability continued to the date of your death. This proof must be given to us within one year of your death.

All proofs must be given to us. The proofs must be in a form that is satisfactory to us. We have no duty to ask for any proof. If any proof is not given on time, the delay will not cause a claim to be denied so long as the proof is given as soon as reasonably possible.

At any time that proof of your Total Disability is given, we may have you examined by physicians of our choice, at our expense.


Form G.24300-3

3.   TERMINATION

In no event will the [Monthly Deductions] be waived after the earliest of the following:

(a)  the date you are no longer Totally Disabled; or

(b)  the date you do not give us proof of Total Disability when required [; or]

[(c) the day before the date you become 65 years old.]

                                METROPOLITAN LIFE INSURANCE COMPANY,[


                                /s/ C. Robert Henrikson
                                ------------------------------------------------
                                C. Robert Henrikson
                                Chairman, President and Chief Executive Officer]


Form G.24300-3                          2

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                           [New York, New York 10166]

                           RIDER: ACCELERATED BENEFITS

This Rider is a part of the Certificate to which it is attached if Accelerated Benefits are referred to on the Certificate Specifications page. The Accelerated Benefits are subject to all of the terms and conditions as specifically stated in this Rider. In all other respects, Accelerated Benefits shall be administered as part of the Certificate to which this Rider is attached.

1.   DEFINITIONS

[A. "Meets the Requirements" means that as a result of sickness or injury the Covered Person:

     (a)  is not expected to recover; and

     (b)  in fact, is expected to die in [12] months.

     These must be certified by a Doctor and accepted by us.

B.   "Doctor" means a person who is legally licensed to practice medicine.]

2.   COVERAGE

We will pay Accelerated Benefits to you if:

(a) the Covered Person [Meets the Requirements] while the Covered Person is covered for Accelerated Benefits; and

(b) you [or your legal representative] request[s] payment of Accelerated Benefits; and

(c)  the Covered Person is covered for Insurance under This Plan.

Payment of Accelerated Benefits will reduce the Covered Person's [Death Benefit] and the amount available for the Covered Person to convert to a personal policy of life insurance under RIGHT TO OBTAIN A PERSONAL POLICY OF LIFE INSURANCE ON [THE COVERED PERSON'S LIFE.]

3.   ELIGIBILITY

The Eligibility Date for Accelerated Benefits is the later of [________] and the Effective Date of Certificate.

4.   EFFECTIVE DATE OF ACCELERATED BENEFITS

Accelerated Benefits will become effective on the later of the Covered Person's Eligibility Date for Accelerated Benefits and the date the Covered Person becomes covered for Insurance under This Plan.

5.   EXCLUSIONS

Form G.24300-6

Accelerated Benefits will not be payable if:

[(a) the Covered Person's Death Benefit has been assigned by you; or

(b) you are the Covered Person and we have been notified that all or a portion of your Death Benefit is to be paid to your former spouse as part of a divorce agreement; or

(c)  the Covered Person Meets the Requirements as a result of:

     (i)  attempted suicide; or

     (ii) injuring oneself on purpose; or

(d)  the amount of the Covered Person's Specified Amount is less than [$20,000];
     or

(e)  the Covered Person has elected to receive Paid-up Benefits; or

(f) you are required by a government agency to request payment of Accelerated Benefits in order for the Covered Person to apply for, obtain or keep a government benefit or entitlement.]

6.   AMOUNT

The amount of Accelerated Benefits payable is:

[(a) up to [80%] of the Specified Amount shown on the Certificate Specifications page; and

(b) determined as of the date we accept certification that the Covered Person Meets the Requirements; and

(c)  no more than [$500,000]; and

(d) reduced by any loan and loan interest outstanding under the Certificate to which this Rider is attached. In this event, the loan would be repaid to the extent of such reduction.

If the Covered Person's Specified Amount is scheduled to reduce within [12] months of such certification date, we will, for the purpose of determining the amount of Accelerated Benefits, deem the Specified Amount to have already been reduced on such certification date. If such reduced amount is less than the Minimum Death Benefit no Accelerated Benefits will be payable.

The Covered Person's Specified Amount after payment of the Accelerated Benefit will be:

(a)  the Specified Amount actually in effect on the certification date; less

(b)  the amount of Accelerated Benefits requested.

When the scheduled reduction date occurs, the Covered Person's Specified Amount will be reduced. The Specified Amount actually in effect on the certification date will be reduced in accordance with the provisions of This Plan.

After such scheduled reduction, the Covered Person's Specified Amount will be the Specified Amount actually in effect on the certification date:

                                   REDUCED BY

                  the amount of such scheduled reduction; and]


Form G.24300-6                          2

                                     [MINUS

                  the amount of Accelerated Benefits requested.

Payment of the Accelerated Benefits will reduce the Covered Person's Death Benefit.]

7.   PAYMENT OF BENEFITS

Accelerated Benefits will be payable when we receive notice and satisfactory proof that the Covered Person [Meets the Requirements. Accelerated Benefits will be payable if you are living when payment is made. Accelerated Benefits are payable only once.

Payment of Accelerated Benefits may reduce the Covered Person's Death Benefit to an amount less than the Minimum Death Benefit described in the Certificate to which this Rider is attached. If this occurs we will automatically pay out a Partial Cash Withdrawal on a pro-rata basis to reduce the Cash Value. This procedure will be used so that the Certificate continues to qualify as life insurance under the Internal Revenue Code or successor law. The amount of such Partial Cash Withdrawal will be allocated on a pro rata basis among the Fixed Account and Investment Divisions of the Separate Account.

If the Covered Person is also covered for Accidental Death or Dismemberment Benefits or Accidental Death Benefits, benefits for that coverage will not change as a result of payment of Accelerated Benefits.]

[8.  WAIVER OF MONTHLY DEDUCTIONS

The Monthly Deductions under the certificate will be waived when we accept certification that the Covered Person Meets the Requirements.]

[9.  WHEN ACCELERATED BENEFITS END

(a) These benefits will end if the Certificate to which this Rider is attached ends.

(b) These benefits will end on the day before the Covered Person becomes covered for Paid-Up Benefits.

(c) If This Plan ends these benefits will end unless the Certificate to which this Rider is attached continues to be in force.

(d) If your employment with the Employer ends these benefits will end unless the Certificate to which this Rider is attached continues to be in force.]


                              METROPOLITAN LIFE INSURANCE COMPANY,[

                              /s/ C. Robert Henrikson
                              --------------------------------------------------
                              C. Robert Henrikson
                              Chairman, President, and Chief Executive Officer ]


Form G.24300-6                          3

                                [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                           [New York, New York 10166]

         RIDER: ACCELERATED BENEFITS ON ACCOUNT OF YOUR DEPENDENT SPOUSE

This Rider is a part of the Certificate to which it is attached if Accelerated Benefits are referred to on the Certificate Specifications page. The Accelerated Benefits are subject to all of the terms and conditions as specifically stated in this Rider. In all other respects, Accelerated Benefits shall be administered as part of the Dependent Life Benefits provisions of the Certificate to which this Rider is attached.

1.   DEFINITIONS

[A. "Meets the Requirements" means that as a result of sickness or injury your Dependent spouse:

     (a)  is not expected to recover; and

     (b)  in fact, is expected to die within [12] months.

     These must be certified by a Doctor and accepted by us.

B.   "Doctor" means a person who is legally licensed to practice medicine.]

2.   COVERAGE

We will pay Accelerated Benefits to you if:

(a) your Dependent spouse [Meets the Requirements] while you are covered for Accelerated Benefits On Account Of Your Dependent Spouse; and

(b) you request payment of Accelerated Benefits while Dependent Life Benefits on account of your spouse are in effect; and

(c)  your Dependent spouse is covered for Dependent Life Benefits under This
     Plan.

Payment of Accelerated Benefits will reduce the amount of Dependent Life Benefits on account of your spouse and the amount available for your Dependent spouse to convert to a personal policy of life insurance under RIGHT TO OBTAIN A PERSONAL POLICY OF LIFE INSURANCE ON THE [LIFE OF A DEPENDENT].

3.   ELIGIBILITY

You are eligible for Accelerated Benefits on account of your Dependent spouse on the later of:

(a)  the Effective Date of Certificate; and

(b)  the date you first acquire a Dependent spouse.

4.   EFFECTIVE DATE OF ACCELERATED BENEFITS

Accelerated Benefits On Account Of Your Dependent Spouse will become effective on the later of your


Form G.24300-6A                         1

Dependent spouse's Eligibility Date for Accelerated Benefits and the date your Dependent spouse becomes covered for Dependent Life Benefits under This Plan.

5.   EXCLUSIONS

Accelerated Benefits will not be payable if:

[(a) you have assigned Dependent Life Benefits on account of your spouse; or

(b)  your Dependent spouse Meets the Requirements as a result of:

     (i)  attempted suicide; or

     (ii) injuring oneself on purpose; or

(c) the amount of Dependent Life Benefits on account of your spouse is less than [$20,000]; or

(d) you are required by a government agency to request payment of Accelerated Benefits on Account of Your Dependent Spouse, in order for your spouse to apply for, obtain or keep a government benefit or entitlement.]

6.   AMOUNT

The amount of Accelerated Benefits payable is:

[(a) up to [80%] of the amount of Dependent Life Benefits shown on the Certificate Specifications page; and

(b) determined as of the date we accept certification that your Dependent spouse Meets the Requirements; and

(c)  no more than [$500,000].

If the Dependent spouse's Benefit Amount is scheduled to reduce within [12] months of such certification date, we will, for the purpose of determining the amount of Accelerated Benefits, deem the Benefit Amount to have already been reduced on such certification date.]

[The Dependent spouse's Benefit Amount after payment of the Accelerated Benefit will be:

(a)  the Benefit Amount actually in effect on the certification date; less

(b)  the amount of Accelerated Benefits requested.

When the scheduled reduction date occurs, the Dependent spouse's Benefit Amount will be reduced. The Benefit Amount actually in effect on the certification date will be reduced in accordance with the provisions of This Plan.

After such scheduled reduction, the Dependent spouse's Benefit Amount will be the Benefit Amount actually in effect on the certification date:

                                   REDUCED BY

                  the amount of such scheduled reduction; and]


Form G.24300-6A                         2

                                     [MINUS

                  the amount of Accelerated Benefits requested.

Payment of the Accelerated Benefits will reduce the Dependent Life Benefits on account of your Dependent spouse.]

7.   PAYMENT OF BENEFITS

Accelerated Benefits will be payable when we receive notice and satisfactory proof that your Dependent spouse [Meets the Requirements. Accelerated Benefits will be payable if you are living when payment is made. Accelerated Benefits are payable only once.

If the Dependent spouse is also covered for Accidental Death Benefits, benefits for that coverage will not change as a result of payment of Accelerated Benefits.]

[8.  WAIVER OF MONTHLY DEDUCTIONS

The Monthly Deductions for the Dependent Life Benefits under the Certificate will be waived when we accept certification that your Dependent spouse Meets the Requirements.

9.   WHEN ACCELERATED BENEFITS END

(a)  If This Plan ends these benefits will end.

(b) These benefits will end if the certificate to which this Rider is attached ends.]

                              METROPOLITAN LIFE INSURANCE COMPANY,[


                              /s/ C. Robert Henrikson
                              --------------------------------------------------
                              C. Robert Henrikson
                              Chairman, President, and Chief Executive Officer]


Form G.24300-6A                         3

                               [LOGO] MetLife(R)

                       Metropolitan Life Insurance Company
                              [New York, New York]

CERTIFICATE RIDER

GROUP POLICY NO.:   [XXXXX]

[POLICYHOLDER:      ANYCOMPANY]

EFFECTIVE DATE:     [MARCH 1, 2005]

The certificate is changed as follows:

The following statement is added to the [Certificate Specifications page]:

"If You elect [group variable universal life insurance coverage] a will preparation service (the "Service") will be made available to You, through a MetLife affiliate (the "Affiliate"), while Your [group variable universal life insurance coverage] is in effect. This Service will be made available at no cost to You. It enables You to have a will prepared for You and Your Spouse free of charge by attorneys designated by the Affiliate. If You have a will prepared by an attorney not designated by the Affiliate, You must pay for the attorney's services directly. [Upon Proof of such payment,] You will be reimbursed for the attorney's services in an amount equal to the lesser of the amount You paid for the attorney's services [and the amount customarily reimbursed for such services by the Affiliate]."

["The will preparation service will end at the earlier of your retirement date or the date the last premium was paid under the Payroll Deduction Plan."]

THE EFFECTIVE DATE OF THIS RIDER IS THE LATER OF THE EFFECTIVE DATE SHOWN ABOVE OR YOUR ORIGINAL EFFECTIVE DATE SHOWN IN THE [CERTIFICATE SPECIFICATIONS PAGE].

THIS RIDER IS TO BE ATTACHED TO AND MADE A PART OF THE CERTIFICATE.


CR05-1
l/wil                                                                       gvul

[LOGO] MetLife(C)

                       Metropolitan Life Insurance Company
                           [New York, New York 10166]

                RIDER: ACCIDENTAL DEATH OR DISMEMBERMENT BENEFITS

This Rider is a part of the Certificate to which it is attached if Accidental Death or Dismemberment Benefits are referred to on the Certificate Specifications page. The Accidental Death or Dismemberment Benefits are subject to all of the terms and conditions as specifically stated in this Rider. In all other respects, Accidental Death or Dismemberment Benefits shall be administered as part of the Certificate to which this Rider is attached.

1.   COVERAGE

We will pay Accidental Death or Dismemberment Benefits for a Covered Loss shown in section 7:

(a) if the Covered Person is injured in an accident which occurs while the Covered Person is covered for Accidental Death or Dismemberment Benefits; and

(b)  if that accident is the sole cause of the injury; and

(c)  if that injury is the sole cause of that Covered Loss[; and

[(d) if that Covered Loss occurs not more than 90 days after the date of that accident; and

(e)  if that Covered Loss occurs before the Covered Person is 70 years old.]

2.   DEFINITIONS

[(a) "Occupational Injury" means an injury which happens in the course of any work performed by the Covered Person for wage or profit.

(b)  "Normal Activities" means that a person:

     (1)  is not confined in a hospital; or

     (2) is not confined at home under the care of a Doctor for a sickness or injury; or

     (3) is not receiving or entitled to receive any disability income from any source due to sickness or injury.

(c)  "Hospitalized" means that a person has received:

     (1)  inpatient hospital care; or

     (2)  care in:

          (i)  a hospice; or]

Form G.24300-4                                                              [38]

          [(ii) an intermediate care facility; or

          (iii) a long-term care facility; or

     (3)  chemotherapy; or

     (4)  radiation therapy; or

     (5)  dialysis treatment.

(d)  "Doctor" means a person legally licensed to practice medicine.]

3.   ELIGIBILITY

The Eligibility Date for Accidental Death or Dismemberment Benefits is [the Effective Date of Certificate.]

4.   EFFECTIVE DATES OF ACCIDENTAL DEATH OR DISMEMBERMENT BENEFITS

[A. Request Forms

Written request must be made for Accidental Death or Dismemberment Benefits. The request forms will be provided by us.

B.   If Timely Request Is Made

A timely request is one that is made on or prior to the date three months after the Eligibility Date.

If a timely request is made for Accidental Death or Dismemberment Benefits such Benefits will become effective on the later of:

(a)  the Eligibility Date; and

(b)  the date of the request;

except that if, on such later date the person to be covered:

(1) has been Hospitalized in the last three months prior to the date a request for Accidental Death or Dismemberment Benefits has been made; or

(2)  is then Hospitalized; or

(3)  is not then able to perform Normal Activities;

then evidence of the good health of such person must be given to us.

C.   If Late Request Is Made

If a request is not a timely request, it is a late request.

If a late request is made for Accidental Death or Dismemberment Benefits, evidence of the good health of the person to be covered must be given to us.]

Form G.24300-4                         2                                    [38]

[D.  Evidence of Good Health

The evidence of good health is to be given at the expense of the person making the request. The Accidental Death or Dismemberment Benefits will become effective for the person for whom evidence of good health must be given to us on the later of:

(a) the date the evidence of the good health of such person is accepted by us as satisfactory; and

(b)  the Effective Date of Certificate.

If the evidence of the good health of any person is not accepted by us as satisfactory such person will not be covered for Accidental Death or Dismemberment Benefits.

E.   Reinstatement of Benefits

If the Accidental Death or Dismemberment Benefits end because a required payment to the cost of these benefits is not made, a request may be made to reinstate these benefits. Such a request will be treated as if it were a late request in order to determine the effective date of the Accidental Death or Dismemberment Benefits.]

5.   EXCLUSIONS

We will not pay for any Covered Loss shown in section 7 if it in any way results from, or is caused [or contributed to] by:

(a)  physical or mental illness, diagnosis of or treatment for the illness; or

[(b) an infection, unless it is caused by an external wound that can be seen and which was sustained in an accident; or

(c)  suicide or attempted suicide; or

(d)  injuring oneself on purpose; or

(e)  the use of any drug or medicine; or

(f)  a war, or a warlike action in time of peace; or

(g) committing or trying to commit a felony or other serious crime or an assault; or

(h)  an Occupational Injury.]

6.   MAXIMUM BENEFIT FOR ALL COVERED LOSSES IN EACH ACCIDENT

For all Covered Losses caused by all injuries which the Covered Person sustains in one accident not more than the Full Amount will be paid.

Full Amount means the amount of Accidental Death or Dismemberment Benefits for which the Covered Person is covered on the date of the Covered Person's accident.

Form G.24300-4                         3                                    [38]

7.   TABLE OF COVERED LOSSES AND BENEFIT AMOUNTS

    [Covered Losses
(Subject to Exclusions)   Benefit Amounts
-----------------------   ---------------

    Life                  Full Amount

    A hand                One-half of the Full Amount

    A foot                One-half of the Full Amount

    Sight of an eye       One-half of the Full Amount

Loss of sight of an eye means that the eye is entirely blind and that no sight can be restored in that eye.

Loss of a hand means that all of the hand is cut off at or above the wrist.

Loss of a foot means that all of the foot is cut off at or above the ankle.]

8.   AMOUNT

The amount of Accidental Death or Dismemberment Benefits on account of a Covered Person is the amount specified as such on the Certificate Specifications page.

9.   PAYMENT OF BENEFITS

The Accidental Death or Dismemberment Benefits for a Covered Loss will be paid when we receive notice and satisfactory proof of that loss. The Accidental Death or Dismemberment Benefits will be paid:

(a) to the Covered Person's Beneficiary specified in the Certificate to which this Rider is attached for the loss of the Covered Person's life; and

(b) to the Covered Person for any other Covered Loss sustained by the Covered Person.

10.  CLAIM PROCEDURE

A.   When Notice of Claim Must Be Given

Written notice of a claim must be given to us for Accidental Death or Dismemberment Benefits within [20] days after the date of the accident which caused the loss.

B.   Claim Forms

When we receive written notice of a claim, we may furnish printed forms for filing proof of the claim. If we do not furnish printed forms within [15] days after the Covered Person gives us notice, the Covered Person's own form of proof must be given to us in writing.

Proof must describe the event, the nature and the extent of the cause for which a claim is made; it must be satisfactory to us.

C.   When Proof of Claim Must Be Given

Written proof of a claim must be given to us not later than [90] days after the date of the loss.

Form G.24300-4                         4                                    [38]

D.   Late Notice or Proof

If notice or proof is not given on time, the delay will not cause a claim to be denied or reduced as long as the notice or proof is given as soon as possible.

E.   Time Limits on Starting Law Suits

No law suit may be started to obtain benefits until [60] days after proof is given. No law suit may be [started more than 3 years after the time proof must be given.]

[F.  Medical Examination

While a claim is pending, we, at our expense, have the right to have the Covered Person examined by Doctors of our choice when and as often as we reasonably choose.

G.   Autopsy

If Accidental Death or Dismemberment Benefits are claimed, we, at our expense, have, in the case of death, the right to have an autopsy made where it is not against the law.]

11.  WHEN ACCIDENTAL DEATH OR DISMEMBERMENT BENEFITS END

[(a) If This Plan ends in whole or in part the benefits which are affected will end.

(b) These benefits will end on the day before the Covered Person becomes 70 years of age.

(c) These benefits will end on the day before the Covered Person becomes covered for Paid-up Benefits.

(d) These benefits will end when the Cash Surrender Value of the Death Benefits on account of the Covered Person has been paid.

(e) These benefits will end if a payment which is required to the cost of these benefits is not made; they will end on the last day of the period for which a payment is required to be made.

12.  PREMIUMS

While Accidental Death or Dismemberment Benefits are in force, payments for the cost of these benefits will be required in accordance with the applicable Planned Premiums. However, such payments will NOT be taken into account when we determine the Net Premiums.]

                      METROPOLITAN LIFE INSURANCE COMPANY,[


                      /s/ C. Robert Henrikson
                      -------------------------------------------------
                      C. Robert Henrikson
                      Chairman, President, and Chief Executive Officer]

Form G.24300-4                         5                                    [38]